UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Engility Holdings, Inc.

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ENGILITY HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Engility Holdings, Inc. (the “Company”), which will be held on Thursday, May 22, 2014 at 9:00 a.m. eastern daylight time at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, Virginia 20151.

We are holding the Annual Meeting for the following purposes:

1.	To elect Anthony Principi and David A. Savner as directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on Tuesday, March 25, 2014 will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

We are furnishing proxy materials to our stockholders over the Internet. On or about April 11, 2014, we mailed to all stockholders of record as of the close of business on Tuesday, March 25, 2014 a notice containing instructions on how to access our Annual Report to Stockholders, which contains our audited consolidated financial statements for the fiscal year ended December 31, 2013, and our proxy statement and proxy card on the Internet website indicated in our notice. The April 11, 2014 notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders.

For questions on accessing proxy materials or voting, please call 1 (800) 579-1639.

By Order of the Board of Directors,

Thomas O. Miiller Senior Vice President, General Counsel and Corporate Secretary

April 11, 2014

YOUR VOTE IS IMPORTANT. STOCKHOLDERS MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD, BROKER INSTRUCTIONS OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON APRIL 11, 2014 FOR INFORMATION ON HOW TO VOTE IN PERSON OR BY INTERNET, TELEPHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 22, 2014.

As outlined in the notice we mailed to you on April 11, 2014 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended December 31, 2013 are available on the Internet at www.proxyvote.com.

ENGILITY HOLDINGS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Engility Holdings, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 22, 2014 at 9:00 a.m. eastern daylight time at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, Virginia 20151, and any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card are being distributed and made available on or about April  11, 2014.

PROPOSAL 1    ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

The Company’s Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time exclusively by the Board, and shall be divided into three classes. The size of the Board has currently been set at seven (7) directors.

The terms for two (2) of the Company’s incumbent directors expire at the Annual Meeting. These directors are Anthony Principi and David A. Savner. The nomination of directors Anthony Principi and David A. Savner for their re-election to a three-year term has been recommended by the Nominating/Corporate Governance Committee and approved by the Board. There are three (3) directors whose terms expire at the 2015 annual meeting and two (2) directors whose terms expire at the 2016 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting, one class of directors is elected for a three-year term.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board.

We sought to ensure that our Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow our Board to satisfy its oversight responsibilities effectively in light of our business and structure.

When considering the experience, qualifications, attributes and skills of the Board, we focused primarily on the information discussed in each of the Board members’ biographical information set forth below. In particular,

•

with regards to Mr. Boykin, he has extensive leadership and management experience in the government services industry, including information technology services and test and evaluation services. Mr. Boykin has also served as a director of other public companies;

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with regards to Mr. Smeraglinolo, as the President and Chief Executive Officer of our Company, he has a thorough understanding of our business, strategy, industry and competitive environment. Mr. Smeraglinolo also has extensive leadership and management experience, both with our Company and other prominent government services providers;

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with regards to Dr. Pines, he has extensive experience in aerospace engineering. Dr. Pines has served in a number of leadership positions in academia and with the Defense Advanced Research Project Agency (“DARPA”);

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with regards to Mr. Principi, he has extensive legal and government relations experience in the public and private sectors. Mr. Principi has served as Secretary of the U.S. Department of Veterans Affairs and in other senior positions with the U.S. government and in the private sector for over two decades. He also serves as a director of other private and public companies;

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with regards to Mr. Ream, he has significant financial and accounting experience. Mr. Ream has served as the chief financial officer and in other leadership roles in various companies in the defense and aerospace industry. He has also served as a partner in a “Big Four” public accounting firm and as a director of other public companies;

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with regards to Mr. Savner, he has significant legal and management experience. Mr. Savner was the chief legal officer of one of the largest U.S defense contractors and is a partner with a major U.S. law firm; and

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with regards to Mr. Tobin, he has significant management and consulting experience and expertise. Mr. Tobin has served in various leadership positions in major leadership and talent consulting firms, and served in the U.S. Armed Forces for two decades. He also has served as a director of other public companies.

Name	Age(1)	Position	Annual Meeting at Which Term Will Expire
Edward P. Boykin	75	Chairman	2015
Darryll J. Pines	49	Director	2016
Anthony Principi	69	Director	2014
Charles S. Ream	70	Director	2015
David A. Savner	70	Director	2014
Anthony Smeraglinolo	61	Director	2015
William G. Tobin	76	Director	2016
(1)	As of March 25, 2014.

NOMINEES FOR ELECTION TO BOARD

Anthony Principi

Director since 2012

Mr. Principi has served as a Director on our Board and as member of the Compensation Committee and the Nominating/Corporate Governance Committee since 2012. Mr. Principi serves as Principal of the Principi Group, a consulting firm. From 2005 through 2010, he was Senior Vice President of Government Relations of Pfizer, Inc., a biopharmaceutical company. Prior to joining Pfizer, Inc., Mr. Principi served as Secretary of the U.S. Department of Veterans Affairs from 2001 through 2005. In 2005, he served as the Chairman of the Defense 2005 Base Realignment and Closure Commission. Prior to becoming Secretary of the U.S. Department of Veterans Affairs, Mr. Principi was President of QTC Medical Services Inc. from 1999 through 2001 and Senior Vice President of Lockheed Martin IMS from 1995 through 1996. Prior to joining Lockheed Martin IMS, Mr. Principi was Chief Counsel and Staff Director of the U.S. Senate Armed Services Committee from 1993 through 1994, and was Chief Counsel and Staff Director of the U.S. Senate Committee on Veterans’ Affairs from 1984 through 1988. Mr. Principi serves as a Director and Member of the Corporate Governance and Compensation and Evaluation Committees of Mutual of Omaha, and as a Director and Member of the Nominating and Governance Committee of Cleveland BioLabs, Inc. Mr. Principi served as Executive Chairman of QTC Management, and was a Director of Perot Systems Corporation. Mr. Principi received a Bachelor of Science from the U.S. Naval Academy and a Juris Doctor from Seton Hall University School of Law.

David A. Savner

Director since 2012

Mr. Savner has served as a Director on our Board and as chair of the Nominating/Corporate Governance Committee since 2012. Mr. Savner is a Partner with the law firm of Jenner & Block LLP, and a member of its Corporate Practice. Prior to rejoining Jenner & Block, Mr. Savner was Senior Vice President, General Counsel and Secretary of General Dynamics, an aerospace and defense company, from 1999 to 2009. Prior to joining General Dynamics, Mr. Savner was a Partner of Jenner & Block, and Chair of its Corporate Practice. Mr. Savner received a Bachelor of Arts from Northwestern University and a Juris Doctor from Northwestern University School of Law.

CONTINUING DIRECTORS UNTIL 2015 MEETING

Edward P. Boykin

Director since 2012

Mr. Boykin has served as Chairman on our Board since 2012. Mr. Boykin was President and Chief Operating Officer of Computer Sciences Corporation, an information technology services company, until his retirement in 2003. Mr. Boykin spent 37 years at Computer Sciences Corporation. Prior to becoming President and Chief Operating Officer, he held a number of senior management positions, including President of its Financial Services Group from 1998 through 2001, President of Pinnacle Alliance from 1996 through 1998, President of its Technology Management Group from 1993 through 1996 and President of CSC Credit Services, Inc. from 1988 through 1996. Prior to joining Computer Sciences Corporation in 1966, Mr. Boykin was an aerospace engineer at NASA. Mr. Boykin is a Director and a Member of the Audit Committee of Teradata Corporation. He also serves as a Lead Director and as a Member of the Executive Committee, Audit Committee and Directors and Governance Committee of NCR Corporation. He served as Chairman and Director of Capital TEN Acquisition Corporation during 2007. Mr. Boykin was previously a Director of Plus One Solutions, Inc. from 2008 through 2009. Mr. Boykin received a Bachelor of Science in Mathematics from the University of Houston and completed graduate work in Mathematics at the University of Alabama at Huntsville.

Charles S. Ream

Director since 2012

Mr. Ream has served as a Director on our Board and as chair of the Audit Committee and member of the Compensation Committee since 2012. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation, an international information technology, until his retirement in 2006. Prior to joining Anteon International Corporation in 2003, Mr. Ream was Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. from 2000 through 2001. Prior to joining Newport News Shipbuilding, Mr. Ream served as Senior Vice President of Finance of Raytheon Systems Company from 1998 through 2000, and served as Chief Financial Officer of Hughes Aircraft Company from 1994 through 1997. Prior to joining Hughes Aircraft Company, Mr. Ream was a Partner at Deloitte & Touche LLP. Mr. Ream serves as Audit Committee Chairman and Member of the Compensation Committee of Aeroflex Holdings Corp. Mr. Ream also serves as a Director of The SI

Organization, a portfolio company of Veritas Capital, and is a Director of Allied Defense Group, Inc. Mr. Ream served as a Director of Vangent, Inc., Stanley, Inc., DynCorp International, Inc. and Stewart & Stevenson Services, Inc. Mr. Ream received a Bachelor of Science in Accounting from the University of Arizona and a Master of Accounting from the University of Arizona. Mr. Ream is a Certified Public Accountant (inactive).

Anthony Smeraglinolo

Director since 2012

Mr. Smeraglinolo has served as our President and Chief Executive Officer since 2012. Mr. Smeraglinolo rejoined L-3 in December 2010 and served as Executive Vice President, L-3 Services Group, and Acting President, Command & Control Systems and Software division, L-3 Services Group. He had previously served as President of the L-3 Services Group’s Intelligence Solutions Division from 2005 to 2008. From 2008 to 2010 he had been President of the Global Stabilization and Development Solutions division for Dyncorp International, a government services provider. Prior to joining L-3 in 2005 he spent more than 25 years with Harris Corporation, holding leadership positions in finance, program management, business development and operations. He was also senior vice president of business operations at DRS Technologies. Mr. Smeraglinolo has a Bachelor’s degree in Business Management from Fairfield University in Connecticut and a Master of Business Administration from Florida Institute of Technology.

CONTINUING DIRECTORS UNTIL 2016 MEETING

Darryll J. Pines

Director since 2012

Dr. Pines has served as a Director on our Board and as member of the Audit Committee and the Nominating/Corporate Governance Committee since 2012. Dr. Pines is Dean of the Clark School of Engineering at the University of Maryland and the Farvardin Professor of Aerospace Engineering. Prior to becoming Dean of the Clark School of Engineering, Dr. Pines served as Chair of the Department of Aerospace Engineering from 2006 through 2009 and as a Professor and Assistant Professor in the Clark School of Engineering from 1995 through 2003. From 2003 through 2006, Dr. Pines also served as Program Manager of the Tactical Technology Office and Defense Sciences Office for DARPA. Dr. Pines currently serves as a member of the board of directors of Aurora Flight Services, which he joined in 2014. Dr. Pines received a Bachelor of Science in Mechanical Engineering from the University of California at Berkley, and a Master of Science and Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

William G. Tobin

Director since 2012

Mr. Tobin has served as a Director on our Board and as chair of the Compensation Committee and member of the Audit Committee since 2012. Mr. Tobin founded the Tobin Group in 2003 and continues as its Managing Partner. Mr. Tobin is also a Consultant to The Marymont Group, an executive search firm. Previously, Mr. Tobin was Managing Director and Chairman of the Defense & Aerospace practice of Korn/Ferry International from 1986 through 2003. From 1981 through 1985, Mr. Tobin was Founding Partner of The Tobin Group, a management consulting group. Prior to founding The Tobin Group, Mr. Tobin served as an officer in the U.S. Army for 20 years. Mr. Tobin is a former Director of DynCorp International, Inc., Integrated Defense Technology, Vertex Aerospace and WorldStore International, and an Advisory Board Member of Veritas Capital. Mr. Tobin received a Bachelor of Science in Engineering from the U.S. Military Academy, West Point, a Master of Arts in International Relations from the Elliot School of International Affairs at George Washington University and a Masters of Business Administration from Long Island University.

VOTE REQUIRED; RECOMMENDATION

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to approve the election of each of the nominees for election as a director. All nominees for election as directors at the Annual Meeting currently serve on the Board. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR the election of Anthony Principi and David A. Savner as directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees.

CORPORATE GOVERNANCE

Our Corporate Governance Guidelines, which include information regarding the Board’s mission and director responsibilities, director qualifications and determination of director independence and other guidelines, is available on the Company’s website, www.engilitycorp.com, by clicking on “Investor Relations” and then “Corporate Governance”. This section of the website makes available all of the Company’s corporate governance materials, including the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, the charters for each Board committee, the Company’s Code of Ethics and Business Conduct (the “Code of Conduct”), and information about how to report concerns about the Company. Instructions for how to obtain copies of the Company’s corporate governance documents and how to communicate with the Company’s directors are included below. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance documents as it deems necessary and appropriate.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Size of the Board;

•	Director qualifications and independence;

•	Executive sessions;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Board and committee meetings;

•	Board committees;

•	Performance evaluation of the Board and its committees; and

•	Stockholder communications with the Board.

We intend to disclose any future amendments to our Corporate Governance Guidelines on our website.

DIRECTOR INDEPENDENCE

Our Board, upon recommendation of our Nominating/Corporate Governance Committee, has determined that the following directors are independent, representing each of our non-executive directors: Edward P. Boykin, Darryll J. Pines, Anthony Principi, Charles S. Ream, David A. Savner and William G. Tobin. Our Board annually determines the independence of directors based on a review by the directors and the Nominating/Corporate Governance Committee. No director will be considered independent unless the Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has determined it is in the best interests of the company to adopt categorical independence standards that are set forth in the Corporate Governance Guidelines. The standards that are used by the Board in affirmatively determining whether a director is independent are composed, in part, of those objective standards set forth in the NYSE rules, which generally provide that:

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A director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer, of the Company, would not be independent until three years after the end of such relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service) would not be independent until three years after ceasing to receive such amount.

•

A director who is a partner of or employed by, or whose immediate family member is a partner of or employed by and personally works on the Company’s audit, a present or former internal or external auditor of the Company would not be independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on the other company’s compensation committee would not be independent until three years after the end of such service or employment relationship.

•

A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent until three years after falling below such threshold.

The Board, with the assistance of our Nominating/Corporate Governance Committee, evaluated from a director independence perspective Mr. Savner’s position as a corporate partner in the law firm of Jenner & Block LLP, which has historically provided government contract-related legal services to the Company. Mr. Savner recused himself from these discussions. In evaluating Mr. Savner’s independence, the Board affirmatively determined that Mr. Savner’s position as a partner in Jenner & Block did not constitute a material relationship with the Company, and that he qualifies as independent. Factors that the Board considered in reaching this conclusion included the following: (i) Mr. Savner has never provided any legal services to the Company, through Jenner & Block or otherwise; (ii) the Company’s relationship with Jenner & Block pre-dates by approximately eight years the date that Mr. Savner joined our Board; (iii) Mr. Savner is a non-equity partner at Jenner & Block and does not receive origination fees or other compensation related to the legal work that Jenner & Block performs for the Company; and (iv) Mr. Savner has no involvement with our decision to use Jenner & Block for ongoing work.

Notwithstanding our Board’s conclusion as to Mr. Savner’s independence, we understand that some proxy advisory services may take a different view as to the effect of Mr. Savner’s position as a partner in Jenner & Block on his independence. Therefore, effective March 2014, we have terminated our relationship with Jenner & Block.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of our Board include an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee each as further described below. Each of these committees is composed exclusively of directors who are independent. Other committees may also be established by the Board from time to time. Committee membership shown below is as of the date of this proxy statement.

	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Edward P. Boykin

Darryll J. Pines

Anthony Principi

Charles S. Ream

David A. Savner

Anthony Smeraglinolo

William G. Tobin

Chairperson Member Financial Expert

Audit Committee. The Audit Committee of our Board (the “Audit Committee”) has the responsibility, among other things, to meet periodically with management and with both our independent auditor and internal auditor to review audit results and the adequacy and effectiveness of our system of internal controls. In addition, the Audit Committee appoints or discharges our independent auditor, reviews and approves auditing services and permissible non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor and reviews and approves or ratifies transactions with related persons. The responsibilities of the Audit Committee are more fully described in our Audit Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. All members of the Audit Committee are independent and financially literate. Further, the Board has determined that Charles S. Ream possesses accounting or related financial management expertise within the meaning of the NYSE listing standards and that Charles S. Ream qualifies as an “audit committee financial expert” as defined under the applicable Securities and Exchange Commission (“SEC”) rules. In 2013, the Audit Committee met nine times.

Compensation Committee. The Compensation Committee of our Board (the “Compensation Committee”) oversees all compensation and benefit programs and actions that affect our executive officers and directors. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. Each member of the Compensation Committee is an independent, non-employee director, and there are no Compensation Committee interlocks involving any of the members of the Compensation Committee. In 2013, the Compensation Committee met eight times.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee of our Board (the “Nominating/Corporate Governance Committee”) is responsible for developing and recommending to the Board criteria for the selection of director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board; reviewing the performance of incumbent directors in determining whether to recommend them for reelection to the Board; considering questions of independence and possible conflicts of interest of incumbent directors and executive officers; and overseeing and approving the continuity planning process. The Nominating/Corporate Governance Committee also reviews and recommends action to the Board on matters involving corporate governance and, in general, oversees the evaluation of the Board. The responsibilities of the Nominating/Corporate Governance Committee are more fully described in the Nominating/Corporate Governance Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. Each member of the Nominating/Corporate Governance Committee is independent. In 2013, the Nominating/Corporate Governance Committee met four times.

EXECUTIVE SESSIONS

Our Corporate Governance Guidelines provide that non-management directors shall meet at regularly scheduled executive sessions, which will typically occur at regularly scheduled Board meetings, without any member of management present. In addition, at least annually, the independent directors will meet in separate executive session. Edward P. Boykin, the independent Chairman of the Board, currently presides over each session. According to our Corporate Governance Guidelines, in the event that the Chairman of the Board is an employee of the Company, the Board shall annually elect or reaffirm by majority vote a Lead Independent Director, who shall lead the executive sessions. Our Corporate Governance Guidelines also provide that the executive sessions shall serve as the forum for the annual evaluation of the performance of the Company’s Chief Executive Officer, the annual review of the Chief Executive Officer’s plan for management succession and the annual evaluation of the performance of the Board.

CRITERIA FOR DIRECTOR NOMINATIONS

Our Board is responsible for nominating directors for election by stockholders. In nominating a slate of directors, our Board, with the assistance of the Nominating/Corporate Governance Committee, shall take into account (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of our Board, and (b) all other factors it considers appropriate, which may include ensuring that the Board, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience and financial and accounting experience, to enable the Nominating/Corporate Governance Committee to determine whether the director candidate would be suitable for membership on the Company’s Audit Committee (including as an “audit committee financial expert”). The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Nominating/Corporate Governance Committee also may consider the extent to which a director candidate would fill a present need on the Board.

When seeking candidates for director, the Nominating/Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including stockholders. Individuals recommended by stockholders for nomination as a director should be submitted to the Company’s Corporate Secretary and, if submitted in accordance with the procedures set forth in this proxy statement and the Company’s Amended and Restated Bylaws, will be forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. After conducting an initial evaluation of a candidate, the Nominating/Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating/Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

STOCKHOLDER NOMINEES

Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary of the Company. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices, addressed to the Corporate Secretary of the Company, and within the following time periods:

•

in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, or no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made; and

•

in the case of a nomination of a person or persons for election to the Board at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Amended and Restated Bylaws for more detailed information regarding the process by which stockholders may nominate directors. Our Amended and Restated Bylaws are posted on the Corporate Governance portion of our website located at www.engilitycorp.com.

BOARD LEADERSHIP STRUCTURE

The Board believes that the decision as to whether to combine or separate the chief executive officer and Chairman of the Board positions will depend on the facts and circumstances facing the Company at a given time and could change over time. The Board believes that the Company’s current leadership structure is appropriate and does not adversely affect the Board’s role in risk oversight of the Company.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

We conduct an annual enterprise risk management assessment, which is led by our Director of Internal Audit, who reports directly to our Audit Committee. In this process, we assess risk throughout the Company by conducting interviews of our employees and the Chairman of our Audit Committee, soliciting information regarding business risks that could significantly adversely affect the Company. Our Director of Internal Audit annually prepares a report for the Audit Committee, regarding the key identified risks and how we manage these risks to review and analyze both on an annual and ongoing basis. In addition, senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters. Each quarter, the Board also receives presentations from senior management on strategic matters involving our operations.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the Director of Internal Audit, the Corporate Ethics Officer and the independent registered public accounting firm, our policies with respect to risk assessment and risk management. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations, the Code of Conduct and related Company policies and procedures. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as described on page 19 of this proxy statement in “Executive Compensation—Compensation Discussion and Analysis”.

BOARD MEETINGS AND COMMITTEES; POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

During 2013, our Board held six meetings. All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the director served, held during the period for which he served as a director. It is our policy that directors are strongly encouraged to attend the Company’s annual stockholder meetings. At the 2013 annual meeting of stockholders, all of the directors serving on our Board at the time attended the meeting.

CODE OF ETHICS AND BUSINESS CONDUCT

We have a Code of Conduct that is applicable to all our directors, officers and employees. The Code of Conduct is available on the Corporate Governance pages of our website at www.engilitycorp.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at these locations on our website or report the same on a Current Report on Form 8-K. Our Code of Conduct is available free of charge upon request to our Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Messrs. Tobin, Principi and Ream. All members of the Compensation Committee are “independent directors” within the meaning of the NYSE listing standards and no member is an employee or former employee of the Company. During fiscal 2013, no member of the Compensation Committee had any relationship requiring disclosure under the section “Certain Relationships and Related Party Transactions.” None of our executive officers served during fiscal 2013 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2013 as a director of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Our stockholders and other interested parties may communicate directly with any chair of the Audit, Nominating/Corporate Governance and Compensation Committees, or to the non-management directors as a group. All communications should be in written form and directed to Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to Engility Holdings, Inc., Attention: Audit Committee, 3750 Centerview Drive, Chantilly, Virginia 20151. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve any integrity questions.

DIRECTOR COMPENSATION

Directors who also serve as employees of the Company do not receive payment for services as directors. The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to our directors for Board, committee and committee chair services. Under the Compensation Committee’s charter, the committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation.

In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of directors generally, as well as committee chairs, and the forms of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.

The 2013 compensation program for our non-employee directors is described further below.

The Board believes that our non-employee directors’ compensation program:

•	ties a significant portion of directors’ compensation to stockholder interests because the value of restricted stock units fluctuates up or down depending on our stock price;

•	focuses on the long term, since the shares underlying restricted stock unit awards are not delivered until after the director leaves the Board;

•	is simple to understand and communicate; and

•	is equitable based on the work required of directors, as the level of cash retainer varies depending on the specific responsibilities of the directors.

2013 DIRECTOR COMPENSATION PROGRAM

Non-employee director compensation consists of an annual cash retainer of $75,000 and an annual equity award of restricted stock units with a grant date fair value of $75,000 and a one year cliff vesting. We pay an annual cash retainer for serving as a Board chairperson of $30,000, an annual cash fee for serving as chair of the Audit Committee of $20,000, an annual cash fee for serving as a committee chair (other than the Audit Committee) of $10,000, and an annual cash fee for serving as an Audit Committee member of $15,000.

For 2014, annual cash retainers, and chair and committee fees, may be elected to be received in restricted stock units, and the settlement of any restricted stock units granted is deferred by the director until such director leaves the Board.

The following table details the total compensation of the Company’s non-employee directors for the year ended December 31, 2013.

2013 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Edward P. Boykin	105,000	75,000	180,000
Darryll J. Pines	90,000	75,000	165,000
Anthony Principi	75,000	75,000	150,000
Charles S. Ream	95,000	75,000	170,000
David A. Savner	85,000	75,000	160,000
William G. Tobin	100,000	75,000	175,000

(1)

Represents the grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 7 to the

Company’s consolidated and combined financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Company cautions that the amounts reported for these awards may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s performance and stock price, and continued service on our Board.

OUR EXECUTIVE OFFICERS

The following table sets forth the information as of March 25, 2014 regarding our executive officers.

Name	Age	Position(s)
Anthony Smeraglinolo	61	President and Chief Executive Officer
Michael J. Alber	56	Senior Vice President and Chief Financial Officer
Thomas O. Miiller	57	Senior Vice President, General Counsel and Corporate Secretary
Craig R. Reed	54	Senior Vice President, Strategy and Corporate Development
Randall J. Redlinger	57	Vice President, Corporate Ethics Officer and Administration
Michael D. Dallara	40	Vice President, Business Operations
Thomas J. Murray	64	Vice President, Human Resources

Anthony Smeraglinolo—Mr. Smeraglinolo has served as our President and Chief Executive Officer since 2012, and is a member of our Board. Mr. Smeraglinolo rejoined L-3 in December 2010 and served as Executive Vice President, L-3 Services Group, and Acting President, Command & Control Systems and Software division, L-3 Services Group. He had previously served as President of the L-3 Services Group’s Intelligence Solutions Division from 2005 to 2008. From 2008 to 2010 he had been President of the Global Stabilization and Development Solutions division for Dyncorp International. Prior to joining L-3 in 2005 he spent more than 25 years with Harris Corporation, holding leadership positions in finance, program management, business development and operations. He was also senior vice president of business operations at DRS Technologies. Mr. Smeraglinolo has a Bachelor’s degree in Business Management from Fairfield University in Connecticut and a Master of Business Administration from Florida Institute of Technology.

Michael J. Alber—Mr. Alber joined our Company in May 2012, and serves as our Senior Vice President and Chief Financial Officer. Prior to joining Engility, Mr. Alber served as Chief Financial Officer and Treasurer at Alion Science and Technology Corporation, a provider of engineering, information technology and operational solutions, from 2008 to 2012, and previously, acting Chief Financial Officer 2007-2008. Prior to joining Alion in 2007, Mr. Alber was with Science Applications International Corporation, a provider of scientific, engineering, systems integration and technical services and solutions, for 17 years, where he served in positions of increasing responsibility, and most recently, as Senior Vice President and Group Controller. Earlier in Mr. Alber’s career, he held senior finance and contract-related positions with Network Solutions Inc., GeoTrans Inc. and System Development Corporation. Mr. Alber received his Bachelor of Science degree from George Mason University in Business Administration and recently completed an Advance Management Program (AMP) at Georgetown University’s McDonough School of Business.

Thomas O. Miiller—Mr. Miiller has served as our Senior Vice President, General Counsel and Corporate Secretary since 2012. Mr. Miiller previously served as Senior Vice President and General Counsel of L-3 Services Group since he rejoined L-3 in December 2004. He had previously served in various legal positions within L-3 and its predecessor companies from 1987 through 2000. In the years prior to rejoining L-3, Mr. Miiller was Vice President, General Counsel and Secretary of Allied Aerospace, Inc., a privately held defense aerospace company. Before joining L-3 in 1987, Mr. Miiller was an attorney in the Dykema Gossett law firm in Washington D.C. Mr. Miiller has a Bachelor’s degree in Political Science from the University of Utah and a Juris Doctor’s degree from the National Law Center, George Washington University.

Craig R. Reed—Dr. Reed joined our Company in April 2012, and serves as our Senior Vice President, Strategy and Corporate Development. Previously, Dr. Reed was the Founder and Managing Member of Growth Strategy Leaders LLC, a consulting firm, from June 2011 to April 2012, Senior Vice President for Strategy and Corporate Development for DynCorp International from December 2008 to February 2011, and Vice President of Strategic Planning & Business Development for the Mission Systems Intelligence Systems Division of Northrop Grumman, a global security company, from June 2005 to December 2008. Earlier in his career, Dr. Reed was a managing director for CSP Associates Inc., served as a senior political appointee at the US Department of Energy, and spent 17 years in increasingly responsible strategy, business development and government relations positions with Lockheed Martin and its predecessor companies. Dr. Reed currently serves in the Board of Directors for the Association for Corporate Growth—National Capital Region since 2013, and was recently elected to the Board of Directors of the Professional Services Council. Dr. Reed has a Bachelor’s degree in Political Science and Psychology from the State University of New York at Albany, a Master of International Affairs in International Security Studies and International Business from Columbia University, and Ph.D. in Public Policy from George Washington University.

Randall J. Redlinger—Mr. Redlinger has served as our Vice President, Administration and Corporate Ethics Officer since March 2014. Prior to that time, Mr. Redlinger served as Vice President of Business Operations and Corporate Ethics Officer since 2012. Mr. Redlinger previously served as Vice President of Security since joining L-3 Services Group in June 2007, and was further appointed Group Ethics Officer in April 2011. Prior to joining L-3 Services Group, Mr. Redlinger had a distinguished 32 year career with the United States Air Force, and most recently served as Deputy Executive Director of the Air Force Office of Special Investigations. Mr. Redlinger holds a Bachelors of Science degree in education (BSE) from Southern Illinois University, and is the recipient of numerous U.S. military and federal civil service awards and decorations, including the Bronze Star Medal for service in Iraq.

Michael D. Dallara—Mr. Dallara has served as our Vice President of Business Operations since March 2014. Prior to that time, Mr. Dallara served as Vice President of Administration since 2012. Mr. Dallara previously served as Director, Corporate Development, STRATIS division, of L-3 Services Group, and in various operations and financial management roles within L-3 Services Group’s Intelligence Solutions Division since 2006. Prior to joining L-3 Services Group, Mr. Dallara spent ten years with Harris Corporation, holding staff and management positions in finance and business operations. Mr. Dallara received a master’s degree in national resource strategy from the National Defense University in Washington, D.C. and a Bachelor’s degree in Business Administration from the University of Florida.

Thomas J. Murray—Mr. Murray joined our Company in June 2012, and serves as our Vice President, Human Resources. Previously, Mr. Murray served as Vice President of Human Resources for the Intelligence & Security sector of BAE Systems, a global defense, aerospace and security company, beginning in 2010, and held other Human Resources leadership positions with the same organization since 2000. These positions included Vice President roles in the Information Solutions business area from 2009 to 2010, Vice President of the Customer Solutions Operating Group from 2006 to 2009 and Director of the Communications, Navigation, Information and Reconnaissance business area from 2000 to 2006. Prior to joining BAE Systems, Mr. Murray spent four years with Lockheed Martin, six years with Loral Corporation and eleven years with Amstar Corporation. Mr. Murray holds a Bachelor’s degree from Providence College and Master of Business Administration degree from the University of Pennsylvania.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with its charter, unless otherwise approved or ratified pursuant to the “Related Person Transaction Policy,” our Audit Committee, or the disinterested members of our Board, reviews and approves all related party transactions. Prior to its approval of any related party transaction, the Audit Committee or the disinterested directors will discuss the proposed transaction with management, including the nature of the related person’s interest in the transaction and all material terms and conditions of the transaction. Since January 1, 2013, there have been no related party transactions to report.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (the “CD&A”) provides a detailed description of our executive compensation philosophy and program for 2013. The CD&A also describes the compensation decisions the Compensation Committee has made under our executive compensation programs and the factors considered in making those decisions. In particular, the CD&A discusses the various elements of our executive compensation program and how and why the Compensation Committee arrived at the particular levels and forms of compensation for each of our named executive officers for 2013. Our named executive officers (“NEOs”) for 2013 were:

•	Anthony Smeraglinolo, President and Chief Executive Officer

•	Michael J. Alber, Senior Vice President and Chief Financial Officer

•	Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary

•	Craig R. Reed, Senior Vice President, Strategy and Corporate Development

•	Thomas J. Murray, Vice President, Human Resources

•	John E. Heller, Senior Vice President and Chief Operating Officer (until his resignation from this position and as an employee, effective December 13, 2013)

•	Bantz J. Craddock, Senior Vice President, Strategic Relations (until his resignation from this position, effective August 16, 2013)

EXECUTIVE SUMMARY OF FISCAL 2013 COMPANY PERFORMANCE AND COMPENSATION HIGHLIGHTS

Our compensation program is designed to reward our employees for delivering strong financial performance to the benefit of our stockholders. At the same time, we have designed our compensation program to incentivize our employees to continue our tradition of delivering superior and cost-effective results to our government customers.

Our pay for performance culture seeks to closely align the compensation of our executive officers and other senior leaders with the interests of our stockholders. For this reason, 80% of the target annual cash incentive compensation of our executive officers for 2013 was based on objective metrics that we believe drive corporate performance and stockholder returns—adjusted earnings before taxes (“AEBT”) and accounts receivable days sales outstanding, net of advanced payments (“DSO”). In addition, for 2013, we enhanced our focus on stockholder returns and long-term growth through the grant of performance shares, which comprised 60% of the target equity compensation for our executive officers and other members of senior leadership. As discussed in further detail beginning on page 29 below, these performance shares vest at the end of a three year measurement period based on the Company’s performance for two key benchmarks relative to identified peers: (i) relative total stockholder return (“TSR”) and (ii) relative revenue growth (based on a compounded annual growth rate).

We at Engility are proud of our company’s performance in our first full year as a public company following our spin-off from L-3 Communications Holdings, Inc. in July 2012 (the “Spin-Off”). For the

year ended December 31, 2013, we delivered excellent returns to our stockholders, with a TSR of 69%. Additionally, despite the impact and challenges of the headwinds in our industry, including sequestration, a government shutdown and continued budget uncertainty, we only fell slightly below our annual cash incentive plan targets for AEBT and DSO for 2013. Set forth below are other significant highlights from our 2013 performance.

2013 BUSINESS HIGHLIGHTS

•	Delivered 2013 revenue of $1.4 billion in a challenging environment

•	Achieved 2013 adjusted earnings per share (“EPS”) of $3.45, exceeding our guidance

•	Reduced 2013 adjusted selling, general and administrative expenses by $42 million, or 37%

•	Increased cash flow from operations by more than 340%

•	Decreased our DSO level by 16 days from the first quarter of 2013

•	Successfully closed a new $450 million credit facility—significantly lowering interest expense and providing the capital we need to execute our acquisition growth strategy

•

Signed a definitive merger agreement to acquire Dynamics Research Corporation, which adds scale and expands our addressable market, customer base and capabilities; this transaction closed in January 2014

•	Won seven additional IDIQ vehicles in 2013, bringing our total ceiling value to $19 billion since our Spin-Off

CONSIDERATION OF 2013 “SAY-ON-PAY” ADVISORY VOTE

The Company provided stockholders a “say-on-pay” advisory vote on its executive compensation at the 2013 annual meeting of stockholders. At our 2013 annual meeting of stockholders, our stockholders expressed substantial support for the compensation of our NEOs, with approximately 97.9% of the votes cast for approval of the “say-on-pay” advisory vote on executive compensation. The Compensation Committee evaluated the results of the 2013 “say-on-pay” advisory vote and considered many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A.

At our 2013 annual meeting of stockholders, our stockholders expressed a preference that “say-on-pay” advisory votes on executive compensation occur annually, in accordance with the recommendation of our Board. Based on the results of this vote, the Board currently intends to conduct a “say-on-pay” advisory vote on executive compensation annually.

COMPENSATION PHILOSOPHY

Our compensation philosophy supports a pay for performance culture. We target total compensation which is comprised of base salaries and annual and long-term incentive opportunities, to generally approximate market median compensation levels, based on experience, performance, and other individual factors as described in the section “Decision-Making Process and Role of Executive Officers – Total Compensation Peer Group” beginning on page 34 of this proxy statement. For 2013, the majority of each executive’s target pay opportunity was delivered in the form of annual cash incentive compensation and stock-based long-term incentive awards, where the ultimate value realized is intended to align with our stockholders’ experience. Our Compensation Committee believes it is appropriate to deliver above market pay when earned by superior performance and below market pay for underperformance.

Our executive compensation program is designed to support Engility’s mission to maximize stockholder value by tying a substantial portion of each executive officer’s total compensation to financial performance objectives that are balanced against one another within the annual and long term incentive plans to incentivize strong financial performance. The specific objectives of Engility’s program include the following:

•	Alignment — to align the interests of executives and stockholders through short and long-term performance-based incentive plans.

•	Retention — to attract, retain and incentivize highly qualified, high performing executives to lead Engility’s continued success and growth.

•	Performance — to provide rewards commensurate with performance through variable incentive compensation that is dependent upon Engility’s performance and the executive’s individual achievements.

To achieve these specific objectives, Engility’s executive compensation programs are guided by the following core principles:

•

Appropriate Compensation Mix — the mix of our executives’ compensation should reflect our desire to focus executives on long-term performance and value creation while rewarding and encouraging achievement of short-term business objectives and performance and providing competitive annual salaries.

•

Competitive Compensation — executive compensation should be set at competitive levels to attract, retain and motivate highly talented individuals who are necessary for Engility to achieve its goals, objectives and overall financial success.

•	Tailored Compensation — compensation of each executive should be based on the individual’s role, responsibilities, performance and experience.

•

Pay for Performance — executive compensation packages should promote a pay for performance culture through performance-based variable compensation primarily based on Engility’s annual and long-term financial results most likely to increase stockholder value.

EXECUTIVE COMPENSATION PRACTICES

Below we highlight certain executive compensation practices that we have implemented to drive performance, and also the practices we have not implemented because we do not believe they serve our stockholders’ long-term interests.

WHAT WE DO

PAY FOR PERFORMANCE - 80% of our target annual cash incentive compensation is based on Engility’s performance against pre-determined objective financial metrics. We also include an individual component to our annual cash incentive compensation plan to incentivize the successful execution of our strategic plans and important individual objectives. In addition, 60% of our target annual equity grants are in the form of performance shares, which pay out based on Engility’s financial and stock performance over a three year period relative to identified peers.

REASONABLE POST-EMPLOYMENT/CHANGE IN CONTROL PROVISIONS - We have reasonable severance and change in control provisions, designed to be competitive in our executive recruiting and retention efforts.

MODEST PERQUISITES - We provide only modest perquisites that are tied to the Company’s interests, limited to executive health benefits, life insurance and tax and financial planning.

STOCK OWNERSHIP AND RETENTION GUIDELINES - We have adopted stock ownership and retention guidelines that cover our executive officers and help align the personal long-term interests of these officers with our stockholders. The ownership guidelines generally provide for ownership of shares of the Company’s common stock sufficient in number to satisfy relevant multiples of our executive officers’ base salaries (ranging from three times the base salary for Senior Vice Presidents to six times base salary for our Chief Executive Officer). Our non-executive directors also must retain their granted Engility equity until the earlier of their resignation or a change in control of Engility.

REGULAR REVIEW OF SHARE UTILIZATION - We evaluate share utilization by reviewing overhang levels and run rates (dilutive impact of equity compensation on our stockholders) in connection with the approval of our annual compensation program.

INDEPENDENT COMPENSATION CONSULTING FIRM - The Compensation Committee benefits from its utilization of an independent compensation consulting firm that provides no other services to the Company.

MITIGATE UNDUE RISK IN COMPENSATION PROGRAMS - We mitigate undue risk associated with compensation, including utilizing caps on potential payments, clawback provisions, retention provisions, multiple performance targets and robust Board and management processes to identify risk.

WHAT WE DON’T DO

NO EMPLOYMENT CONTRACTS WITH OUR EXECUTIVE OFFICERS

NO EXCISE TAX GROSS-UPS ON PERQUISITES OR SEVERANCE BENEFITS UPON CHANGE IN CONTROL

NO HEDGING TRANSACTIONS OR SHORT SALES BY EXECUTIVE OFFICERS OR DIRECTORS PERMITTED

NO PENSION OR SUPPLEMENTAL COMPANY CONTRIBUTED EXECUTIVE RETIREMENT BENEFIT PLANS

WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

We have three elements of total direct compensation: base salary, annual cash incentive compensation and long-term equity-based incentive compensation. We also provide our NEOs with a reasonable level of benefits and modest perquisites, including optional participation in a deferred compensation plan also available to qualifying non-executive employees. As illustrated in the following charts, 75% and 60% of total 2013 target direct compensation (“TDC”) for our Chief Executive Officer and other NEOs, respectively, was either performance-based or long-term incentive compensation.

For 2013, Frederic W. Cook & Co., Inc. (“F.W. Cook & Co.”), the independent compensation consultant to the Compensation Committee, reviewed the salaries and total compensation packages for our NEOs and other executive officers against a Total Compensation Peer Group set forth on page 34. Although F.W. Cook & Co. determined that many of the Company’s executive officers, including our CEO, were compensated at a level significantly below their peers at comparable companies, the Compensation Committee, based on the recommendation of the Company’s management, determined to leave the base salaries and target annual and long-term incentive compensation targets unchanged for 2013. However, the Compensation Committee determined that it would be appropriate to re-evaluate the competitive pay positioning of its executive officers in 2014 after the Company completed its first full fiscal year as an independent public company.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. The Compensation Committee generally seeks to set base salaries for our NEOs within a competitive range of 15% around market median; but as noted above, in 2013 the Compensation Committee elected to keep the base salaries the same for 2013. The base salaries for each NEO for 2013 are set forth below.

Named Executive Officer	2013 Base Salary ($000)
Anthony Smeraglinolo	600
Michael J. Alber	440
Thomas O. Miiller	320
Craig R. Reed	315
Thomas J. Murray	260
John E. Heller(1)	425
Bantz J. Craddock(2)	307

(1) Mr. Heller left the Company in December 2013. As a result his actual base salary received for 2013 was $416,827.

(2) Mr. Craddock transitioned to part-time employment status on August 16, 2013, and his target base salary changed from $350,000 to $225,000.

Annual Incentive Awards

For 2013, our Compensation Committee adopted an annual incentive compensation program designed to align with Engility’s performance objectives and consistent with market practice for public companies within our Total Compensation Peer Group. The AEBT and DSO targets for the 2013 program were based on the Company’s internal financial projections in its 2013 annual operating plan. We provide annual incentive awards to our executive officers and other senior leaders to drive the achievement of key business results and to recognize individuals based on their specific and measurable contributions to those results. Annual incentive awards are determined under our 2012 Amended and Restated Cash Incentive Plan, and paid in accordance with the following formula, as discussed in more detail below.

Annual Incentive Award	=	Incentive Award Target	x	Financial Rating (weighted 80%) + Personal Rating (weighted 20%)

Annual Incentive Award Targets

Each of our NEOs has an annual incentive award target, expressed as a percentage of base salary earned during the fiscal year. These target award amounts were set at levels that generally provided our NEOs with target total cash compensation that was below market median, but allowed for the possibility of paying above-market cash compensation for superior performance. The 2013 annual incentive award targets for our NEOs are set forth below.

Named Executive Officer	2013 Award Target (% of base salary)	2013 Award Target ($000)
Anthony Smeraglinolo	100%	600
Michael J. Alber	75%	330
Thomas O. Miiller	60%	192
Craig R. Reed	60%	189
Thomas J. Murray	50%	130
John E. Heller	75%	319
Bantz J. Craddock	75%	263

Financial Rating

As noted above, we believe that our executive compensation programs should be tightly linked to overall company performance. For this reason, 80% of the target annual incentive award for our NEOs for 2013 was based on the following two performance measures that we believe are key factors in driving overall corporate performance and increasing stockholder value: AEBT and DSO. Together, these two performance measures are referred to as the “Company Performance Measures.” The 2013 target values and weightings are described in the table below.

Performance Measure	2013 Target Value	Weighting	Rationale
Adjusted Earnings Before Taxes (AEBT)	$106.9M	65%*	• Measures profitability • Forecasts ability to grow cash reserves and repay debt
Days Sales Outstanding (DSO)	80	35%	• Measures efficiency of cash flow management • Key performance measure used by peers and industry analysts

* Given the importance of AEBT to our overall business, the Compensation Committee also determined that performance below the threshold value (discussed below) for this measure would result in no annual incentive awards for our executive officers for 2013.

For 2012, revenue was also included as a performance measure under the annual incentive plan, but for 2013 the Compensation Committee removed revenue as a performance measure because of the inclusion of relative revenue growth as a target metric in the Company’s 2013 LTIP, as discussed below. Removing revenue as a financial objective thus avoided providing incentive compensation twice for the same performance.

In calculating AEBT, the Compensation Committee adjusted net income, as reported in the consolidated and combined financial statements filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for the following items that the Company’s management believes are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring:

•	Impairment charges, as well as any costs related to refinancing existing debt;

•	Gains or losses on retirement of debt, or on asset dispositions;

•	Extraordinary gains and losses under U.S. generally accepted accounting principles (“GAAP”);

•	Non-cash gains or losses on discontinued operations;

•	Non-cash gains or losses related to the adoption of new accounting standards required by GAAP or SEC rules;

•	Gains or losses (i) on litigation matters and (ii) indirect rate / cost audits for years prior to 2012, in each case at or exceeding $100,000 individually or $1 million in the aggregate;

•	Gains or losses related to the resolution of income tax contingencies for business acquisitions;

•	Transaction and integration costs related to business acquisitions; and

•	Costs related to the Spin-Off and strategic realignment of the Company.

The ultimate payout with respect to the Company Performance Measures was based on our level of 2013 full year performance against the target values set forth in the tables below. Actual performance for each financial measure was measured against the threshold, target and ceiling values set forth below. If the calculated financial measure falls between these values, linear interpolation is used to arrive at the final percentage payout for such measure.

AEBT	Target	Payout		DSO	Target	Payout		Total Weighted Financial Rating
Ceiling	$128M	200%	+	Ceiling	70	200%	=
Target	$106.9M	100%		Target	80	100%
Threshold	$80M	50%		Threshold	90	50%
(65% weight)				(35% weight)

The table below shows the financial performance actually attained by the Company, and the corresponding Financial Ratings for the 2013 fiscal year.

Measure	Performance Target	Actual Performance	Financial Rating
AEBT	$106.9M	$105.8M	97%
DSO	80	81.4	93%
		Total Weighted Financial Rating	97%

Personal Rating

The individual performance of each of our NEOs is evaluated following the end of the fiscal year on a scale from 1 to 5, as set forth in the table below, based on the full year performance of our NEOs. Personal ratings, which represent 20% of the target annual incentive award, are based on the assessment of a NEO’s performance relative to pre-determined qualitative individual goals, which, in the case of the CEO, are established by the Compensation Committee, and in the case of the other NEOs, are established by the CEO. The personal rating can range from 0% to 200% of target, and is subject to the negative discretion of the Compensation Committee in the event that the total weighted Financial Rating related to the Company Performance Measures is below the 100% target level.

Personal Rating	Payout Scale
5 Significantly Exceeds Expectations	200%
4 Exceeds Expectations	150%
3 Meets Expectations	100%
2 Meets Most Expectations	50%
1 Below Expectations	0%

For 2013, the individual goals varied by executive and were based on specific key Company-wide or business unit objectives, personal business objectives, critical business outcomes and achievements, overall leadership and adherence of their respective functional areas to the Company’s high standards of ethical conduct.

Our Chief Executive Officer submits to the Nominating/Corporate Governance Committee a self-assessment of his performance addressing his overall leadership and performance with respect to previously approved objectives. The Nominating/Corporate Governance Committee evaluates the Chief Executive Officer’s performance through a process administered by F.W. Cook & Co. that solicits input from each member of the Board, and then delivers its assessment of his performance to the Compensation Committee, which, in turn, evaluates the Chief Executive Officer’s performance as it relates to compensation. The Compensation Committee determines our Chief Executive Officer’s personal rating and provides its recommendation to the Board of Directors for approval.

Our Chief Executive Officer also provides individual performance assessments and submits recommended personal ratings to the Compensation Committee for all executives who report directly to him, including our other NEOs, for the Compensation Committee’s consideration.

In determining the personal ratings and payout percentages of our NEOs for 2013, the Compensation Committee considered the 2013 performance of each executive as described below, excluding Mr. Heller, who did not receive a bonus for 2013 because of his departure from the Company and therefore was not evaluated by the Compensation Committee.

Anthony Smeraglinolo.    Under Mr. Smeraglinolo’s leadership, Engility continued to successfully execute on its strategy to provide its highly talented employees at the lowest possible cost to Engility’s customers. In order to achieve this objective, Mr. Smeraglinolo maintained tight controls over Engility’s expenses, further reducing the Company’s selling, general and administrative expenses by 37% in 2013. These cost reductions were enabled in part by Mr. Smeraglinolo’s commitment to continuous process improvements, designed to streamline and optimize our operations. Mr. Smeraglinolo delivered to our Board a comprehensive strategic plan designed to drive our growth over the next four years. Mr. Smeraglinolo also successfully developed an inorganic growth strategy to augment the Company’s future growth through the selective pursuit of acquisitions that enhance stockholder value. Mr. Smeraglinolo further led a succession planning initiative for the Company’s executive officers, and identified potential future leaders for key positions.

Michael J. Alber. Mr. Alber continued his successful leadership of Engility’s accounting, financial reporting, treasury and information technology capabilities. In August 2013, Mr. Alber closed a refinancing of our credit facility, which reduced Engility’s borrowing costs by nearly 50%. Mr. Alber also led a comprehensive investor relations initiative together with Mr. Smeraglinolo and Mr. Reed, which resulted in greatly improved communications with analysts and investor community. Mr. Alber led several successful process improvement initiatives, which accelerated the delivery cycle for Engility’s monthly / quarterly financial data, and improved internal compliance. These initiatives also contributed to reducing the Company’s DSO from 78 days for the fourth quarter of 2012 to 73 days for the fourth quarter of 2013. Mr. Alber also enhanced the communications between his departments and our Audit Committee and completed a succession plan for his direct reports.

Thomas O. Miiller.    Mr. Miiller continued his proactive leadership of Engility’s legal and contracts functions, overseeing the consolidation of the contract department into a fully matrixed, geographically centralized organization. Mr. Miiller also successfully led the resolution of one of the Company’s most significant legal matters in 2013, below the anticipated budget for settling this matter. Mr. Miiller coordinated the preparation of the Company’s Annual Report on Form 10-K and Annual Meeting Proxy Statement, and ensured that all of the Company’s filings with the SEC were made on a timely basis. Mr. Miiller also oversaw the implementation of the Compensation Committee’s decisions regarding executive compensation for Engility and was instrumental in the design and implementation of the 2013 Annual Incentive Cash Plan (the “AICP”) and 2013 LTIP. Mr. Miiller also provided assistance to Engility’s Finance Department to support its efforts to reduce the Company’s DSO total for 2013.

Craig R. Reed.    Mr. Reed continued his oversight of Engility’s corporate and business development functions, as well as investor relations and corporate marketing and communications. Mr. Reed, together with Mr. Smeraglinolo, developed and delivered to our Board a comprehensive strategic plan designed to drive our growth over the next four years. Mr. Reed also worked with Mr. Smeraglinolo to develop and execute an inorganic growth strategy for the Company, and drove Engility’s successful effort to acquire Dynamics Research Corporation, which we announced in December 2013 and completed in January 2014. Mr. Reed developed and implemented a corporate branding and messaging strategy that positively raised the Company’s market presence and image and, together with Mr. Smeraglinolo and Mr. Alber, executed an investor relations strategy that increased analyst coverage of the Company and investor interest in its stock. Mr. Reed’s leadership of our business development efforts also improved Engility’s win rate for new and recompete business in 2013, exceeding his target number for the year.

Bantz J. Craddock. Mr. Craddock provided key strategic guidance and insight to our Board of Directors and senior leadership team with respect to Engility’s customers and industry. Mr. Craddock also advised the Company’s senior leadership on Engility’s core capabilities and offerings, to ensure alignment with the needs of our customers. In addition, Mr. Craddock successfully executed on a strategy to enhance awareness of the Engility brand within key U.S. government departments and agencies and international customers.

Thomas J. Murray.    Mr. Murray continued his effective management of Engility’s global human resources function, overseeing benefits, compensation and talent acquisition and management. In 2013, as part of our strategic realignment, Mr. Murray managed a comprehensive restructuring of Engility’s benefits and policies, which resulted in a projected annual cost savings to Engility of approximately $15 million over a two year period. Mr. Murray also worked with Mr. Smeraglinolo and our Board of Directors to develop a succession plan for each of the direct reports of Engility’s executive leadership. In addition, Mr. Murray served as the organization’s thought leader on the Affordable Care Act (“ACA”), and oversaw the necessary changes to Engility’s benefit plans to ensure compliance with the ACA starting in 2014.

2013 Annual Incentive Award Payments

Based on the formula and performance described above, the Compensation Committee calculated the cash bonuses payable to our NEOs for the 2013 fiscal year as set forth in the table below:

Named Executive Officer	Target Bonus Opportunity ($000)	Actual Bonus Earned ($000)
Anthony Smeraglinolo	600	661
Michael J. Alber	330	321
Thomas O. Miiller	192	196
Craig R. Reed	189	203
Thomas J. Murray	130	123
John E. Heller(1)	319	0
Bantz J. Craddock	263	224

(1) Mr. Heller left the Company in December 2013, and therefore received no cash bonus.

Long-Term Incentive Awards

We provide long-term incentive (“LTI”) awards to our officers, including our NEOs, in the form of equity grants, to align the interests of those individuals with those of our stockholders. The target LTI for each of our NEOs is determined in part based on the ability of each individual to influence the overall performance of our company. For this reason, consistent with 2012, the Compensation Committee set the target LTI at two times base salary for our Chief Executive Officer, at 1.5 times base salary for our Chief Financial Officer and one times base salary for our other NEOs.

2013 LTIP Grants

For 2013, we implemented a long-term equity-based incentive program consisting of a mix of time-based restricted stock units and performance-based restricted shares. The long-term equity-based incentive program is weighted more heavily towards performance-based awards to further align the interests of our executives with our stockholders. In connection with this program, the Compensation Committee adopted the 2013 Long Term Incentive Plan (the “2013 LTIP”), under which participants, including our NEOs, received a grant of performance shares and restricted stock units based on a percentage of their 2013 base salary and calculated on the date of the grant. 60% of the target grant is in the form of performance shares and 40% of the target grant is in the form of restricted stock units.

•

Performance Shares. The performance shares under the 2013 LTIP cliff vest after three years based on the Company’s performance at the end of a three-year performance period beginning January 1, 2013. The number of shares of the Company’s common stock that are ultimately vested in respect of these performance shares will vary depending on the Company’s performance against the following two metrics, each of which are weighted equally (the “LTIP Targets”):

1.

Relative Revenue. The first metric measures the Company’s compounded annual growth rate for revenue over the three-year performance period against the comparable revenue growth rates of the 2013 LTIP Peer Group, as set forth below.

2.	Relative TSR. The second metric measures the Company’s TSR relative to the Company’s LTIP Peer Group over the same three-year performance period.

Following the end of the performance period, the Compensation Committee will determine whether and the extent to which the applicable LTIP Targets were met. These LTIP Targets are subject to an over/underachievement scale based on specified minimum, target and maximum values, as set forth in the table below. Vesting related to performance between the percentiles will be determined based on straight line interpolation.

Performance Range of LTIP Targets versus Peer Group	Number of Shares of Common Stock Deliverable to NEOs (as a percentage of the target award)
75th Percentile or Above	200%
50th Percentile	100%
25th Percentile	50%
Less than 25th Percentile	0%

Notwithstanding the foregoing, in the event that the Company falls below the 25th percentile in its peer group in relative TSR, no shares will vest at the end of the three year performance period.

The Company’s peer group for measuring its performance under the 2013 LTIP is as set forth below (the “LTIP Peer Group”). The LTIP Peer Group used for our performance awards is slightly different than our peer group used for benchmarking compensation of our senior executive management, as described below under “Total Compensation Peer Group.” The LTIP Peer Group is composed of 13 defense industry companies with whom we compete directly for business. These companies provide a better comparison of Engility’s performance against companies operating in our specialized industry that are subject to the same market conditions without the limitations of company size.

2013 LTIP Peer Group
AECOM Technology Corporation	ICF International, Inc.	NCI Inc.
Booz Allen Hamilton Holding Corp.	Jacobs Engineering Group, Inc.	SAIC, Inc.
CACI International Inc.	Kratos Defense & Security Solutions, Inc.	Unisys Corporation
Computer Sciences Corp.	ManTech International Corp.	VSE Corporation
Dynamics Research Corp.

¡

Restricted Stock Units.    The 2013 LTIP restricted stock unit grants for our NEOs vest ratably over a term of three years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

The table below provides (i) the grants of restricted stock units and performance shares to the NEOs in March 2013, expressed as a percentage of base salary and (ii) the target dollar value of such grants.

Executive	2013 LTIP Grants as a Percentage of Base Salary	Target Dollar Value of 2013 LTIP Grants ($000)
Anthony Smeraglinolo	200%	1,200
Michael J. Alber	150%	660
Thomas O. Miiller	100%	320
Craig R. Reed	100%	315
Thomas J. Murray	100%	260
John E. Heller(1)	100%	416
Bantz J. Craddock(2)	100%	307

(1) Mr. Heller left the Company in December 2013, and therefore forfeited all of his equity grants.

(2) Mr. Craddock’s target value is based on the salary paid to him in 2013, reflecting his shift to part time status in August 2013 and related reduction in his base salary.

Additional Compensation Elements

Executive Benefits and Perquisites

Deferred Compensation Plans. Historically, Messrs. Smeraglinolo and Craddock have made deferral elections under two predecessor L-3 deferred compensation plans, which our Compensation

Committee adopted following the Spin-Off: the Engility Corporation Deferred Compensation Plan I and the Engility Corporation Deferred Compensation Plan II. We continue to operate these plans to manage the contribution and deferral elections made by our employees prior to the Spin-Off, but no future deferral elections are permitted under these plans following the Spin-Off.

We have also adopted the nonqualified Engility 2013 Deferred Compensation Plan (the “2013 Deferred Compensation Plan”), which became effective on January 1, 2013, to offer highly compensated senior employees, including our NEOs, an opportunity to save for their future financial needs at little cost to the Company. This plan essentially operates as an unsecured, tax-advantaged personal savings account, and it contributes to our attractiveness as an employer. The 2013 Deferred Compensation Plan allows for voluntary deferrals of up to 75% of base salary and 100% of annual cash incentive awards into an unfunded, nonqualified account. There are no company matching contributions under the 2013 Deferred Compensation Plan, and deferred amounts earn interest at the prime rate, which is funded by the Company. None of our NEOs currently participate in the 2013 Deferred Compensation Plan.

Perquisites. We provide our NEOs with limited perquisites that we believe serve Engility’s interests. In 2013, all of our NEOs received executive medical benefits. In addition, certain of our NEOs received supplemental life insurance coverage for 2013. Our NEOs (with the exception of Mr. Murray) also received financial planning assistance in 2013.

Severance and Change of Control Benefits. We have adopted two severance plans – the Engility Holdings, Inc. Severance Plan and the Change in Control Severance Plan (the “Severance Plans”)—to provide competitive severance benefits to the Company’s executive officers, including our NEOs, upon the occurrence of a qualifying separation event. In addition, the vesting of our executives’ outstanding stock options and time-based restricted stock units fully accelerate upon a change in control of the Company, in part, to provide certainty of equity-related benefits to our executives to help ensure their support of a change in control transaction that could be beneficial to our stockholders. Our performance shares also provide for accelerated vesting in connection with or following a change in control as described on page 44 of this proxy statement.

For information on the amounts that would be payable under our Severance Plans and otherwise upon a change in control, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment” beginning on page 44 of this proxy statement. There are no tax-gross ups on any benefits payable under the Severance Plans.

HOW WE MAKE COMPENSATION DECISIONS

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation program. The program is designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation program encourages and rewards fiduciary responsibility, prudent business judgment and appropriate risk-taking over the short-term and the long-term.

The Compensation Committee, with the participation of its independent compensation consultant, F.W. Cook & Co., and our management, conducted a risk assessment of the Company’s compensation program to assess whether risks arising from the program are reasonably likely to have a material adverse effect on the Company. The Compensation Committee noted that our program is designed so that it does not include compensation mix overly weighted toward annual incentives, highly leveraged short-term incentives, uncapped or “all or nothing” bonus payouts or unreasonable performance goals. The Compensation Committee also included several design features in our cash and equity incentive programs that reduce the likelihood of excessive risk-taking, including the use of reasonably attainable and balanced performance metrics that are closely aligned with our business goals, maximum payouts at levels deemed appropriate, Compensation Committee oversight and direction over executive compensation program, the presence of severance plans for executives, the use of benchmarking to ensure that our compensation programs are consistent with industry practice and balance between compensation elements that focus on short-term financial and operating performance and those that reward for longer-term Company performance and stock appreciation, especially when combined with our executive stock ownership guidelines and anti-hedging policy. Additionally, our executive compensation “clawback” policy allows the Company to recover performance-based compensation under certain circumstances. Based on its assessment, the Compensation Committee believes that our compensation program does not motivate risk-taking that is reasonably likely to have a material adverse effect on the Company.

Use of Market Data and Competitive Compensation Positioning

How Do We Use “Benchmarks”?

Our benchmark for base salary is designed to be generally competitive with market pay levels, usually defined as the median (50th percentile) of our peer group. The Compensation Committee’s desire is to provide total short-term cash opportunities near the peer group median for meeting targeted annual goals, but allow for upside for meeting or exceeding performance goals approved by the Compensation Committee. The Compensation Committee also targets total potential compensation opportunities (including equity awards) within a competitive range of 15% of the median of our Total Compensation Peer Group, with the opportunity for above market-pay provided the Company and the executive deliver superior performance. Similarly, our compensation programs provide for significantly reduced or no incentive compensation for corporate and personal performance that falls below threshold performance levels.

We chose the base salary benchmark primarily to target a market competitive base salary as the norm. Our benchmarks for short-term cash bonus and total compensation opportunities reflect our desire that “target” performance results in median, market competitive incentives similar to our base salary objective and consistent with our goal of driving the achievement of business and financial objectives that help create stockholder value and share price appreciation and rewarding above-average performance with above-average cash and total compensation.

To help assess how our executives are compensated in relation to our benchmarks, the Compensation Committee collects compensation data from proxy data reported by our peer companies, as well as published survey data (“market data”). However, market data is used by the Compensation Committee solely as a baseline reference, in part because market data may not provide full insight as to actual performance, responsibilities, tenure, prior experience and other relevant information needed to accurately assess position comparability and the competitiveness of our compensation packages. Accordingly, certain executives may be compensated below or above the Compensation Committee’s benchmarks based on various factors consistent with our compensation philosophy. Our process and rationale for determining our peer group for 2013 are described below under “Total Compensation Peer Group.”

Decision-Making Process and Role of Executive Officers

Role of the Compensation Committee

Our executive compensation program is administered by the Compensation Committee, which is ultimately responsible for the review and approval of compensation for our Chief Executive Officer and all executives that directly report to him, including our other NEOs. Our Chief Executive Officer’s compensation is further approved by the Board without the participation of our Chief Executive Officer. Key areas of responsibility for the Compensation Committee are described in “Corporate Governance—Committees of the Board of Directors—Compensation Committee” on page 9 of this proxy statement.

Role of Management and Our Chief Executive Officer

The Company’s human resources, finance and legal departments assist the Compensation Committee in the design and development of the competitive compensation program by providing data and analysis to the Compensation Committee in order to ensure that Engility’s programs and incentives align with and support the Company’s business strategy. Management also recommends plan architecture, incentive plan metrics, performance targets and other plan objectives to be achieved, based on expected Company performance and subject to Compensation Committee approval.

On an annual basis, our Chief Executive Officer reviews the performance of those executives that report directly to him, including our other NEOs, relative to their individual goals and Company performance and submits recommendations to the Compensation Committee for proposed base salary adjustments, annual incentive plan target opportunities and personal ratings and grant date target values for long-term incentive awards. Our Chief Executive Officer also provides the Compensation Committee with an annual self-assessment of his own performance, but has no role in determining his own compensation. No other NEO participates in the setting of compensation for himself or any other NEO.

Role of the Compensation Consultant

The Compensation Committee has the sole authority to select, retain, compensate and replace outside consultants to provide it with advice on various aspects of executive compensation design and delivery. Since the Spin-Off, the Compensation Committee has retained F.W. Cook & Co. as its independent compensation consultant to advise the Compensation Committee on executive and non-employee director compensation. In order to remain independent, F.W. Cook & Co. performs no other services for the Company. In June 2013, the Compensation Committee evaluated whether any relationship with F.W. Cook & Co. raises any conflict of interest or impaired F.W. Cook & Co.’s independence and determined that it did not.

F.W. Cook & Co. provides research, data analyses and design expertise in developing compensation programs for our executives. In addition, F.W. Cook & Co. keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices and administers the CEO evaluation process. F.W. Cook & Co. does not determine the exact amount or form of executive compensation for any of our NEOs. A representative of F.W. Cook & Co. generally attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee.

Total Compensation Peer Group

We use a comparator group of peer companies as a key input when making compensation decisions. Specifically, our peer group is used:

•	to assess the competitiveness of total direct compensation awarded to senior executives;

•	to evaluate share utilization by reviewing overhang levels and annual run rate;

•	to benchmark the form and mix of incentive compensation awarded to employees;

•	to benchmark share ownership guidelines;

•	to examine whether executive compensation programs are aligned with competitive market practices and Company performance; and

•	as an input in designing compensation plans, benefits and perquisite programs.

The Total Compensation Peer Group companies for 2013 are listed below. Peer companies were chosen based on the following criteria:

•

Operational Fit: companies in the same or similar industries with a consistent business mix, client base and diversified global operations. Due to the limited number of “pure play” service companies of comparable size, the Compensation Committee believes that it is appropriate to include broader industry companies that are similar in size and may compete with Engility for executive talent or investor capital.

•

Financial Scope: companies of similar size as measured by annual corporate revenues. Most of the peers fall within a range of one-third to three times the size of Engility, and Engility’s revenues are at or near the median of the compensation peer group. In limited circumstances, it may be appropriate to include companies with revenues that fall both above and below this range if they are competitors for business, executive talent or investor capital.

2013 Total Compensation Peer Group
AECOM Technology Corporation	Exelis, Inc.	Michael Baker Corp.
Booz Allen Hamilton Holding Corp.	ICF International, Inc.	NCI Inc.
CACI International Inc.	Kratos Defense & Security Solutions, Inc.	SAIC, Inc.
CAE, Inc.	ManTech International Corp.	Unisys Corporation
Dynamics Research Corp.	MAXIMUS, Inc.	VSE Corporation

ADDITIONAL INFORMATION

Executive Stock Ownership Guidelines

We have stock ownership guidelines for executives, including our NEOs. These guidelines are designed to align the executives’ long-term financial interests with those of our stockholders. The stockholder ownership guidelines are as follows:

Executive	Value of Common Stock to be Owned
President and Chief Executive Officer	6 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents that report directly to our Chief Executive Officer	2 times base salary

Shares that count towards compliance with the guidelines include:

•	shares owned individually or jointly by the executive;

•	shares held in a trust established by the executive for the benefit of the executive or his or her family members;

•	shares of unvested restricted stock or restricted stock units;

•	shares of vested deferred stock units; and

•	shares held in the Engility 401(k) plan account.

While there is no required time period for executives to gain compliance with the ownership guidelines, until the executive is compliant, the executive is required to retain 50% of the net shares, after settlement of taxes and exercise price (if any), acquired pursuant to the vesting or earn-out of restricted stock, restricted stock units, performance shares, performance share units, or the exercise of stock options.

Trading Controls and Prohibition on Speculative Transactions

Executive officers, including our NEOs, are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including any pledge of Company securities. Generally, trading is permitted only during announced trading periods. Executive officers are prohibited from entering into hedging transactions, or engaging in other types of speculative transactions in our stock, including the use of puts, calls and short sales.

Timing of Equity Grants

Except with respect to new hires or promotions, we determine annual executive equity compensation awards each year at a March meeting of our Compensation Committee. The equity awards to our Chief Executive Officer are then ratified and approved by our Board of Directors at a meeting that generally occurs on the following day. The date of this Board of Directors meeting, typically scheduled several weeks in advance, also represents the grant and effective date for all annual equity awards. In the event of a “new hire,” “promotional” or other ad hoc equity award for executive officers, that equity award will be approved by the Compensation Committee, unless the Compensation Committee has expressly delegated the authority to approve ad hoc equity awards to the Company’s Chief Executive Officer, and it will be effective on the first trading day of the month that immediately follows the approval date of such ad hoc equity award, unless the Compensation Committee specifies an alternate date. The per share exercise price of an option award is set as the closing price of the Company’s common stock on the NYSE on the applicable effective date as specified above. All other equity-based awards will be determined in relation to such price where applicable. This policy applies to awards to all eligible employees, not just our executive officers. The Compensation Committee may make an exception to the general policies above when it determines an exception is in the best interest of the Company or based on other special circumstances.

Executive Compensation Recovery Policy

In April 2013, the Board, upon the recommendation of the Compensation Committee, adopted a policy that provides for recoupment of performance-based compensation from our executive officers and our chief accounting officer (each, a “Covered Officer”) in the event of a material restatement of the

Company’s financial results. In such a situation, the Board will review all performance-based compensation awarded to or earned by each Covered Officer on the basis of the Company’s financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive awards and all forms of performance-based compensation. If, in the Board’s view, the compensation related to the Company’s financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from each Covered Officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

Tax Considerations

Section 162(m) of the Internal Revenue Code, as amended (the “Code”), generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year compensation becomes taxable to the executive, subject to an exception for performance-based compensation that meets specific requirements. The Compensation Committee considers the impact of this rule when developing and implementing its executive compensation programs; however, the Compensation Committee reserves the right to provide compensation that is not tax deductible if it believes the value in doing so outweighs the value of the lost tax deduction.

We anticipate that payments under the Amended and Restated 2012 Cash Incentive Plan are deductible by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Engility Holdings, Inc.
Compensation Committee

William G. Tobin (Chairman) Anthony Principi Charles S. Ream

The foregoing Report of the Compensation Committee shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

2013 SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Anthony Smeraglinolo	2013	600,000	--	1,151,040		--	661,273	34,384	2,446,698
President and Chief Executive Officer	2012	486,923	--	1,995,111	(6)	272,129	962,400	41,330	3,757,893
	2011	400,000	--	259,991		--	331,100	43,447	1,034,538
Michael J. Alber(7)	2013	440,000	--	633,069		--	320,800	17,264	1,411,133
Senior Vice President and Chief Financial Officer	2012	270,769	50,000	989,992		--	326,640	7,520	1,644,921
Thomas O. Miiller	2013	320,000	--	306,955		--	196,247	24,339	847,541
Senior Vice President,	2012	293,371	--	670,089	(10)	--	319,488	17,511	1,300,459
General Counsel and Corporate Secretary	2011	270,146	--	190,003		--	187,200	15,235	662,584
Craig R. Reed(7)	2013	315,000	--	302,147		--	202,631	30,675	850,453
Senior Vice President, Strategy and Corporate Development
Thomas J. Murray(7)	2013	260,000	--	249,382		--	123,126	4,350	636,858
Vice President, Human Resources
John E. Heller(7)	2013	416,827	--	407,655		--	--	17,264	841,746
Former Senior Vice President and Chief Operating Officer(8)	2012	286,058	150,000	637,505		--	344,187	16,306	1,434,056
Bantz J. Craddock	2013	306,772	--	335,707		--	223,628	41,706	907,763
Former Senior Vice	2012	343,692	--	660,068	(11)	188,379	409,768	42,700	1,644,607
President, Strategic Relations(9)	2011	307,615	--	135,006		44,999	209,300	40,492	737,412

(1)	Represents cash signing bonus awarded upon joining the Company.

(2)

Represents the grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the applicable vesting period. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 7 to the Company’s consolidated and combined financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Restricted stock units granted prior to the Spin-Off to the NEOs by L-3 were automatically converted upon the Spin-Off into a number of Engility restricted stock unit awards with an equivalent dollar value on the conversion date and with the same terms and conditions as the original awards. NEOs also received a special, one-time grant of restricted stock units associated with the founding of Engility as a new public company (the “Founders Grants”). Founders Grants were provided as a one-time award and are not to be considered part of the regular incentive value granted to each NEO. The Company grants restricted stock units under the Amended and Restated 2012 Long Term Performance Plan (the “2012 LTPP”). For a discussion of the general terms of our restricted stock unit grants, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards” and “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

Amounts for 2013 also include the grant date fair value of performance shares granted under the 2012 LTPP at the target number calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the performance period. Assuming the highest level of performance conditions will be achieved, the value of the award at the grant date (i.e., maximum potential shares multiplied by the closing stock price on the date of grant) for each of our NEOs was as follows: Mr. Smeraglinolo: $1,439,999; Mr. Alber: $792,011; Mr. Miiller: $384,016; Mr. Reed: $378,021; Mr. Murray: $311,980; Mr. Heller: $510,007; and Mr. Craddock: $419,986. For a general discussion of the terms of our performance share awards, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—2013 LTIP Grants.”

The Company cautions that the amounts reported for these awards may not represent the amounts that the NEOs will actually realize from the awards. SEC rules require the Summary Compensation Table to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. For example, amounts shown as 2013 compensation in the “Stock Awards” column reflect the value of performance share awards granted in March 2013 even though the values actually received by the NEOs will not be determined until after the three-year performance period. As a result, whether, and to what extent, a NEO realizes value will depend on the Company’s performance and stock price, as well as that NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the Outstanding Equity Awards at 2013 Fiscal Year-End table on page 41 of this proxy statement.

To see the value actually received upon vesting of restricted stock units by the NEOs in 2013, refer to the 2013 Option Exercises and Stock Vested table on page 39 of this proxy statement.

(3)

Represents the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 7 to the Company’s consolidated and combined financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Stock option awards were originally granted to the NEOs by L-3 prior to the Spin-Off, and in accordance with the terms of the Spin-Off, were automatically converted into a number of Engility stock option awards with an equivalent dollar value on the conversion date and with the same terms and conditions as the original awards. The Company grants stock options under the 2012 LTIPP. For a discussion of the general terms of our stock options, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards” and “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

The Company cautions that the amounts reported for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on the Company’s stock price as well as that NEO’s continued employment. Additional information on all outstanding option awards is reflected in the Outstanding Equity Awards at 2013 Fiscal Year-End table on page 41 of this proxy statement.

To see the value actually received upon exercise of options by the NEOs in 2013, refer to the 2013 Option Exercises and Stock Vested table on page 43 of this proxy statement.

(4)

2013 amounts represent cash awards earned under Engility’s Amended and Restated 2012 Cash Incentive Plan, although the actual payments were made in 2014. 2012 amounts represent cash awards earned under Engility’s 2012 Cash Incentive Plan, although the actual payments were made in 2013. 2011 amounts, if any, represent cash awards earned by the NEO under L-3’s cash bonus plans, which were paid in 2012. See “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Awards.”

(5)	The following table describes each component of the “All Other Compensation” column in the 2013 Summary Compensation Table above for 2013.

Name	Executive Life Insurance(a) ($)	Executive Medical Benefits(b) ($)	Dividends Paid on Vested RSUs(c) ($)	Financial Planning Assistance (d) ($)	Total ($)
Anthony Smeraglinolo	17,120	4,350	--	12,914	34,384
Michael J. Alber	--	4,350	--	12,914	17,264
Thomas O. Miiller	--	4,350	7,075	12,914	24,339
Craig R. Reed	13,411	4,350	--	12,914	30,675
Thomas J. Murray	--	4,350	--	--	4,350
John E. Heller	--	4,350	--	12,914	17,264
Bantz J. Craddock	18,951	4,350	5,491	12,914	41,706

(a)	Represents payments of premiums for executive life insurance.
(b)	Represents payments of premiums for an annual executive physical.
(c)	Represents accrued cash dividends paid upon the vesting of restricted stock units granted prior to the Spin-Off.
(d)	Represents payments for financial planning assistance.

(6)

Includes restricted stock units, with a grant date fair market value calculated in accordance with FASB ASC Topic 718, of $195,111 granted to Mr. Smeraglinolo by L-3 in February 2012, as discussed in Note 2 above.

(7)

Messrs. Alber and Heller joined L-3 in May 2012 and April 2012, respectively. Therefore, 2011 compensation information is not provided for these NEOs. Messrs. Reed and Murray were not NEOs until the 2013 fiscal year. Therefore, 2012 and 2011 compensation information is not provided for these NEOs.

(8)

Mr. Heller resigned as our Senior Vice President and Chief Operating Officer, effective December 13, 2013. Therefore, he did not receive a cash award under the Amended and Restated 2012 Cash Incentive Plan with respect to 2013.

(9)

In connection with his transition from full to part-time status with Engility, Mr. Craddock ceased to be our Senior Vice President of Strategic Relations and became our Strategic Global Advisor, effective August 16, 2013. Mr. Craddock ceased to be an executive officer in December 2013.

(10)	Includes restricted stock units with a grant date fair market value of $190,095 granted to Mr. Miiller by L-3 in February 2012, as discussed in Note 2 above.

(11)	Includes restricted stock units with a grant date fair market value of $135,061 granted to Mr. Craddock by L-3 in February 2012, as discussed in Note 2 above.

2013 GRANTS OF PLAN-BASED AWARDS

The following table summarizes awards made to our NEOs during the year ended December 31, 2013.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony Smeraglinolo	NA		300,000	600,000	1,200,000
	3/26/2013	2/7/2013							20,017	480,008
	3/26/2013	2/7/2013				15,012	30,025	60,050		671,032
Michael J. Alber	NA		165,000	330,000	660,000
	3/26/2013	2/6/2013							11,009	263,996
	3/26/2013	2/6/2013				8,257	16,514	33,028		369,073
Thomas O. Miiller	NA		96,000	192,000	384,000
	3/26/2013	2/6/2013							5,338	128,005
	3/26/2013	2/6/2013				4,003	8,007	16,014		178,949
Craig R. Reed	NA		94,500	189,000	378,000
	3/26/2013	2/6/2013							5,254	125,991
	3/26/2013	2/6/2013				3,941	7,882	15,764		176,156
Thomas J. Murray	NA		65,000	130,000	260,000
	3/26/2013	2/6/2013							4,337	104,001
	3/26/2013	2/6/2013				3,252	6,505	13,010		145,381
John E. Heller	3/26/2013	2/6/2013							7,089	169,994
	3/26/2013	2/6/2013				5,317	10,634	21,268		237,661
Bantz J. Craddock	NA		115,000	230,000	460,000
	3/26/2013	2/6/2013							5,838	139,995
	3/26/2013	2/6/2013				4,378	8,757	17,514		195,711

(1)	Amounts represent the threshold, target and maximum cash payout opportunities under the Amended and Restated 2012 Cash Incentive Plan for fiscal year 2013. For a further discussion of the payout opportunities, see “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Awards.” An award payout is achieved under the Amended and Restated 2012 Cash Incentive Plan if certain performance metrics are met. Actual payments under these awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2013 Summary Compensation Table for 2013. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis — Annual Incentive Awards.”

(2)

Amounts represent the threshold, target and maximum payout opportunities for performance shares granted under the 2013 LTIP. The performance shares under the 2013 LTIP generally cliff vest after three years based on the Company’s performance relative to specified performance objectives at the end of a three-year performance period beginning January 1, 2013. For a further discussion, see “Executive Compensation – Compensation Discussion and Analysis – Long-Term Incentive Awards – 2013 LTIP Grants – Performance Shares.”

(3)

Amounts represent the grant of restricted stock units. Under the 2013 LTIP, restricted stock units vest ratably over a term of three years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. For a further discussion, see “Executive Compensation – Compensation Discussion and Analysis – Long-Term Incentive Awards – 2013 LTIP Grants – Restricted Stock Units.”

(4)	Represents the grant date fair value of the restricted stock unit awards or performance share awards granted in 2013 and calculated in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested restricted stock units and performance shares held by the Company’s NEOs at December 31, 2013.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Anthony Smeraglinolo	2/22/2012		7,892	15,792	16.83	2/22/2022
	2/22/2012	(4)					11,593	387,206
	2/24/2011	(4)					13,577	453,472
	7/18/2012	(4)					101,810	3,400,454
	3/26/2013	(5)					20,017	668,568
	3/26/2013	(6)							30,025	1,002,835
Michael J. Alber	7/18/2012	(4)					55,995	1,870,233
	3/26/2013	(5)					11,009	367,701
	3/26/2013	(6)							16,514	551,568
Thomas O. Miiller	3/15/2005		16,746		17.97	3/15/2015
	8/2/2006		16,746		17.25	8/2/2016
	2/24/2011	(4)					9,922	331,395
	2/22/2012	(4)					11,295	377,253
	7/18/2012	(4)					27,149	906,777
	3/26/2013	(5)					5,338	178,289
	3/26/2013	(6)							8,007	267,434
Craig R. Reed	7/18/2012	(4)					26,725	892,615
	3/26/2013	(5)					5,254	175,484
	3/26/2013	(6)							7,882	263,259
Thomas J. Murray	7/18/2012	(4)					22,059	736,771
	3/26/2013	(5)					4,337	144,856
	3/26/2013	(6)							6,505	217,267
Bantz J. Craddock	2/23/2010		8,700		21.54	2/23/2020
	2/24/2011		8,154	4,079	19.15	2/24/2021
	2/24/2011	(4)					7,050	235,470
	2/22/2012		5,463	10,932	16.83	2/22/2022
	2/22/2012	(4)					8,025	268,035
	7/18/2012	(4)					29,695	991,813
	3/26/2013	(5)					5,838	194,989
	3/26/2013	(6)							8,757	292,484

(1)	Stock options vest in equal, annual increments over a three-year period starting with the first anniversary of the grant date. See “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards.” For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(2)	The market value is based on the $33.40 closing price of our common stock on December 31, 2013, the last trading day of 2013, multiplied by the number of units related to such award.

(3)	The amounts set forth in this column reflect each NEO’s target number of performance shares multiplied by $33.40, the closing price of our common stock on December 31, 2013.

(4)

Represents restricted stock units (“RSUs”) that cliff vest three years after the grant date. Each RSU automatically converts into one unrestricted share of our common stock on the vesting date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards – 2013 LTIP Grants—Restricted Stock Units.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(5)	Represents RSUs that vest ratably over a term of three years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. Each RSU converts automatically into one unrestricted share of our common stock on the vesting date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards – 2013 LTIP Grants - Restricted Stock Units.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(6)	Represents performance shares that cliff vest three years after the grant date based on the Company’s performance relative to specified performance objectives at the end of a three-year performance period beginning on January 1, 2013. The number of shares of Company common stock that are ultimately vested and delivered to 2013 LTIP participants in respect of these performance shares will vary from 0% to 200% of the target amount depending on the Company’s performance against a defined peer group. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards – 2013 LTIP Grants - Performance Shares.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs and performance shares, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

2013 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the amounts received by our NEOs as a result of the vesting of restricted stock units during the year ended December 31, 2013. There were no exercises of stock options during 2013.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony Smeraglinolo	--	--
Michael J. Alber	--	--
Thomas O. Miiller	6,732	128,649
Craig R. Reed	--	--
Thomas J. Murray	--	--
John E. Heller	--	--
Bantz J. Craddock	5,225	99,850

(1)	Value realized on vesting is based on the closing price of our common stock on the date of vesting.

2013 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding contributions, earnings and balances for our NEOs under the Engility Corporation Deferred Compensation Plan II. For a further discussion of the Engility Corporation Deferred Compensation Plan II, see “Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Elements—Executive Benefits and Perquisites—Deferred Compensation Plans.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Anthony Smeraglinolo	481,200	--	31,952	--	1,113,952
Michael J. Alber	--	--	--	--	--
Thomas O. Miiller	--	--	--	--	--
Craig R. Reed	--	--	--	--	--
Thomas J. Murray	--	--	--	--	--
John E. Heller	--	--	--	--	--
Bantz J. Craddock	204,884	--	8,786	--	321,195

(1)	Aggregate earnings in the last fiscal year are based on the prime interest rate

(2)

The amounts in the “Aggregate Balance at Last FYE” column were reported as compensation to the NEOs in the Summary Compensation Tables in prior years’ proxy statements as follows: Mr. Smeraglinolo: $724,662 (in 2012) and $153,846 (in 2011); and Mr. Craddock $204,884 (in 2012).

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT

EFFECT OF CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT UPON EQUITY AWARDS

The following table summarizes the effect of the following events upon outstanding equity awards issued to our NEOs.

Equity Award Type	Change in Control	Death/ Disability	Qualified Retirement(1)	Termination by Company for Cause	Termination by Company Without Cause, Voluntary Termination With Good Reason	Resignation Prior to Vesting
Stock Options	Immediate vesting of remaining unvested options.	Immediate vesting of remaining unvested options.	Unvested options are forfeited.	Forfeiture of full award.	Pro rata vesting through the date of termination.	Unvested options are forfeited.
Restricted Stock Units	Immediate vesting of full award.	Immediate vesting of full award.	Vesting continues as if the executive remained employed.	Forfeiture of full award.	Pro rata vesting through the date of termination.	Forfeiture of full award.
Performance Shares	Shares eligible to
vest at (i) target
value if less than
50% of the
performance
period is
complete or (ii)
based on actual
performance
measured at the
date of the
change in control,
if 50% or more of
the performance
period is complete.
	(2) (3)	Immediate vesting of full award at target value.	If after the first anniversary of the grant date, vesting continues as if the executive remained employed. If prior to the first anniversary, forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.

(1)

Qualified Retirement is defined as a termination of employment that satisfies all of the following: (a) the executive terminates employment more than one year after the grant date of the applicable equity award, (b) the executive terminates employment on or after attaining age 65 and completing at least five years of service (which must be continuous through the date of termination except for a single break in service that does not exceed one year in length), (c) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (d) the executive is available for consultation following the termination of employment at the reasonable request of the Company.

(2)

Vesting of the performance shares occurs (i) where the performance shares are not assumed, on the effective date of the change of control and (ii) where the performance shares are assumed, on the earlier of (A) the end of the three year performance period or (B) the date that the employment of the holder terminates for good reason, without cause or as a result of death, disability or a qualifying retirement event.

(3)

Where the change in control occurs at a time where 50% or more of the performance period is complete, the calculation of relative revenue (based on a compounded annual growth rate) and relative TSR is adjusted accordingly to reflect the shortened performance period, ending on the day immediately prior to the date of the change in control.

PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT – FISCAL YEAR 2013

The following table quantifies the payments that would be made to our NEOs assuming that a change in control, death or disability, or a termination by the Company without cause, or a voluntary termination by the

NEO for good reason, occurred on December 31, 2013. Payments under other plans that do not change as a result of a change in control or termination of employment are found elsewhere in this proxy statement under “Executive Compensation—2013 Nonqualified Deferred Compensation” and are not included in this table. In addition, those payments that are available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers are also not included in this table.

Named Executive Officer	Change in Control ($)	Death or Disability (1) ($)	Termination by Company without Cause, Voluntary Termination with Good Reason ($)
Anthony Smeraglinolo
Acceleration of Unvested Restricted Stock Units(2)(3)	4,909,700	4,909,700	2,597,551
Accrued dividends(4)	11,849	11,849	10,347
Acceleration of Unvested Stock Options(5)(6)	261,673	261,673	112,212
Acceleration of Performance Shares(7)	1,002,835	1,002,835	--
Severance(8)	4,235,510	2,823,673	2,823,673
Medical Benefits(9)	35,946	23,964	23,964
Life Insurance Premiums(10)	51,360	34,240	34,240
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	$10,526,873	$9,085,934	$5,619,987

Michael J. Alber
Acceleration of Unvested Restricted Stock Units(2)(3)	2,237,934	2,237,934	1,059,648
Accrued dividends(4)	--	--	--
Acceleration of Unvested Stock Options(5)(12)	--	--	--
Acceleration of Performance Shares(7)	551,568	551,568	--
Severance(8)	2,977,104	1,984,736	1,984,736
Medical Benefits(9)	35,946	23,964	23,964
Life Insurance Premiums(10)	60,000	40,000	40,000
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	$5,880,551	$4,856,201	$3,126,348

Thomas O. Miiller
Acceleration of Unvested Restricted Stock Units(2)(3)	1,793,714	1,793,714	1,062,387
Accrued dividends(4)	9,334	9,334	7,979
Acceleration of Unvested Stock Options(5)(12)	--	--	--
Acceleration of Performance Shares(7)	267,434	267,434	--
Severance(8)	1,444,669	866,801	866,801
Medical Benefits(9)	40,455	24,273	24,273
Life Insurance Premiums(10)	50,000	30,000	30,000
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	$3,623,605	$3,009,556	$2,009,440

Craig R. Reed
Acceleration of Unvested Restricted Stock Units(2)(3)	1,068,099	1,068,099	505,743
Accrued dividends(4)	--	--	--
Acceleration of Unvested Stock Options(5)(12)	--	--	--
Acceleration of Performance Shares(7)	263,259	263,259	--
Severance(8)	1,877,650	1,126,590	1,126,590
Medical Benefits(9)	40,485	24,291	24,291
Life Insurance Premiums(10)	33,528	20,117	20,117
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	$3,301,020	$2,520,355	$1,694,740

Named Executive Officer	Change in Control ($)	Death or Disability (1) ($)	Termination by Company without Cause, Voluntary Termination with Good Reason ($)
Thomas J. Murray
Acceleration of Unvested Restricted Stock Units(2)(3)	881,626	881,626	417,400
Accrued dividends(4)	--	--	--
Acceleration of Unvested Stock Options(5)(12)	--	--	--
Acceleration of Performance Shares(7)	217,267	217,267	--
Severance(8)	861,486	430,743	430,743
Medical Benefits(9)	32,268	16,134	16,134
Life Insurance Premiums(10)	40,000	20,000	20,000
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL	$2,050,647	$1,583,770	$902,277
Bantz J. Craddock
Acceleration of Unvested Restricted Stock Units(2)(3)	1,690,341	1,690,341	951,766
Accrued dividends(4)	6,632	6,632	5,669
Acceleration of Unvested Stock Options(5)(6)	239,269	239,269	127,199
Acceleration of Performance Shares(7)	292,484	292,484	--
Severance(8)(13)	1,264,747	758,848	758,848
Medical Benefits(9)	10,875	6,525	6,525
Life Insurance Premiums(10)	23,690	14,214	14,214
Outplacement Benefits(11)	18,000	18,000	18,000
TOTAL (14)	$3,546,037	$3,026,312	$1,882,221

(1)	As of December 31, 2013, none of the NEOs were eligible for a Qualified Retirement event.

(2)

In the event of a change in control or in the event the NEO’s employment terminates on account of death or disability, 100% of an NEO’s unvested restricted stock units will immediately vest. In the event the NEO’s employment is involuntarily terminated by the Company without cause, or if the NEO voluntarily resigns for good reason, then any unvested restricted stock units will vest pro rata in accordance with the time elapsed since grant. In the event of any other termination of employment (except in the event of a qualified retirement, in which case any unvested restricted stock units will continue to vest as if the executive continued as an employee of the Company), the restricted stock units are forfeited. Accordingly, the restricted stock units are not quantified in the table above with respect to any termination of employment event other than in connection with a change in control, death or disability, involuntary termination of employment without cause or voluntary resignation for good reason.

(3)

The value attributable to the acceleration of unvested restricted stock units is based upon the number of unvested restricted stock units multiplied by the closing price of our common stock ($33.40) on December 31, 2013.

(4)	Represents dividends on restricted stock units granted prior to the Spin-Off that were assumed by Engility.

(5)

As disclosed above, in the event of a change in control, or in the event the NEO’s employment terminates on account of death or disability, 100% of an NEO’s unvested stock options will immediately vest. In the event the NEO’s employment is involuntarily terminated by the Company without cause, or if the NEO voluntarily resigns for good reason, then any unvested stock options shall vest pro rata in accordance with the time elapsed since grant. In the event of any other termination of employment, unvested stock options (or all stock options, in the case of a termination for cause) are forfeited.

(6)

The value attributable to the acceleration of unvested stock options is based upon the number of unvested stock options multiplied by the positive difference between the closing price of our common stock ($33.40) on December 31, 2013, less the per share exercise price of the option.

(7)

The value attributable to the acceleration of unvested performance shares is based on 100% of the target value for such performance shares (as less than 50% of the performance period would have elapsed at December 31, 2013), multiplied by the closing price of our common stock ($33.40) on December 31, 2013. For additional details, see “Effect of Change in Control or Termination of Employment Upon Equity Awards” above.

(8)

Under the Engility Holdings, Inc. Severance Plan, our NEOs may receive a cash severance benefit in connection with a termination of employment by the Company without cause, a separation from service for good reason or a separation due to death or long-term disability. In such situations, the NEO will receive, in addition to accrued and unpaid benefits, an amount equal to his base salary and annual cash incentive bonus, averaged over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple. The severance multiple is 2 for the Company’s Chief Executive Officer and Chief Financial Officer and 1.5 for all other NEOs, other than Mr. Murray for whom the severance multiple is 1, and subject to the qualification for Mr. Craddock set forth in Note 12 below. In addition, an NEO is entitled to a pro rata portion of any bonus that would have otherwise been paid to the NEO had the NEO’s employment not terminated, based on the Company’s actual financial results. No amount is reflected in this table for this item, however, because the 2013 bonus has been reported in the Summary Compensation Table above. Under the Engility Holdings, Inc. Change in Control Severance Plan, our NEOs may receive a cash severance benefit for a termination by the Company in connection with a change in control, other than for cause, disability or death. In such situations, the NEO will receive, in addition to any accrued and unpaid benefits, an amount equal to the sum of (i) his base salary and annual cash incentive bonus, averaged over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple, and (ii) either (A) if determinable on the date of termination, the amount of the NEO’s bonus actually payable to him or (B) the NEO’s average bonus over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable bonus fraction. No amounts are reflected for the payments set forth in clause (ii) of the preceding sentence because the 2013 bonus has been reported in the Summary Compensation Table. The severance multiple is 3 for the Company’s Chief Executive Officer and Chief Financial Officer, and 2.5 for all other NEOs other than Mr. Murray, for whom the severance multiple is 2, and Mr. Craddock, whose severance rights are set forth in Note 12 below; the bonus fraction is equal to a fraction, the numerator of which is equal to the number of days the NEO was employed during the fiscal year in which the termination occurs and the denominator of which is equal to 365. There are no tax gross-ups on any benefits payable under the Severance Plan or the Change in Control Severance Plan. Receipt of these benefits is conditioned upon the NEO’s execution of a customary release of all claims against the Company, along with the NEO agreeing to certain restrictive covenants set forth in the Engility Holdings, Inc. Severance Plan or the Engility Holdings, Inc. Change in Control Severance Plan, as applicable, including: (i) a one-year restriction on competing with the Company and its affiliates, (ii) a prohibition on disparaging the Company or its affiliates (in the case of our Severance Plan only) and (iii) an agreement not to disclose the confidential information of the Company and its affiliates. Severance payments set forth in the table above are based on the NEOs’ salaries as of December 31, 2013, as reported on page 23 of this proxy statement.

(9)

Both the Severance Plan and the Change in Control Severance Plan provide our NEOs and their spouses and dependents with continuing medical benefits after termination. Medical benefits are based on a multiple of the premiums paid by the Company in 2013, as set forth in the table to Note 5 of the 2013 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive medical benefits.

(10)

Both the Severance Plan and the Change in Control Severance Plan provide our NEOs and their spouses and dependents with continuing life insurance coverage at the same benefit level as provided to the NEO prior to the change in control or termination, as applicable. Life insurance premiums are based on a multiple of the premiums paid by the Company in 2013, as set forth in the table to Note 5 of the 2013 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive and group term life insurance.

(11)

Under both our Change in Control Severance Plan and our Severance Plan, our NEOs are entitled to reasonable outplacement services from a provider selected by the NEO and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.

(12)	Messrs. Alber, Miiller, Reed, and Murray did not hold any unvested stock options as of December 31, 2013.

(13)

Pursuant to the terms of his Charge of Employment Status and Release Agreement, Mr. Craddock remains eligible, under the Engility Holdings, Inc. Severance Plan to receive severance in the event that he experiences a qualifying termination event on or before February 16, 2015. After this date, he is no longer entitled to receive severance under the Engility Holdings Inc. Severance Plan. Pursuant to the terms of his Change of Employment Status and Release Agreement, Mr. Craddock remains eligible to receive severance under the Engility Holdings, Inc. Change in Control Severance Plan for as long as he remains employed by the Company.

(14)

As previously disclosed, Mr. Heller resigned as our Senior Vice President and Chief Operating Officer effective December 13, 2013. There were no payments made to Mr. Heller in connection with his resignation that require reporting in this table or otherwise.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table includes information regarding the amount of our common stock beneficially owned as of March 25, 2014 by (i) each of our directors, (ii) each of our executive officers named in “Executive Compensation—2013 Summary Compensation Table,” (iii) all of our directors and current executive officers as a group, and (iv) each person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership

Directors and Named Executive Officers:
Anthony Smeraglinolo	126,015(3)	**
Thomas O. Miiller	75,465(4)	**
Bantz J. Craddock	58,688(5)	**
Michael J. Alber	53,717(6)	**
John E. Heller	0	**
Craig R. Reed	26,980(7)	**
Thomas J. Murray	21,151(8)	**
William G. Tobin	7,341(9)	**
Edward P. Boykin	7,325(9)	**
Charles S. Ream	7,325(9)	**
David A. Savner	7,325(9)	**
Darryll J. Pines	7,325(9)	**
Anthony Principi	7,325(9)	**
All directors and executive officers, as a group (13 persons)	386,346(10)	2.19%

Other Stockholders:
Deccan Value Investors L.P.(11)	1,527,900	8.72%
Blackrock, Inc.(12)	1,520,578	8.68%
FMR LLC (13)	1,216,440	6.94%
Abrams Capital Management, L.P.(14)	903,795	5.16%

**	Less than 1%
(1)	The address for each listed director and executive officer is c/o Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, VA 20151.

(2)

The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after March 25, 2014 through the vesting and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person. Performance shares are issued at maximum potential award amount, but ultimately vest on the third anniversary of their grant date at a number of shares that is determined based on Company performance. As a result, the number of shares ultimately received by the NEOs pursuant to these performance shares may be significantly less than the amounts reported in this table. For additional information regarding these performance shares, see “Compensation Discussion and Analysis—2013 Executive Compensation Preview and Summary – Adoption of 2013 LTIP – Performance Shares.”

(3)	Includes 97,458 performance shares, 15,789 shares issuable upon exercise of stock options and 5,004 shares issuable upon exercise of restricted stock units.

(4)	Includes 25,366 performance shares, 33,492 shares issuable upon exercise of stock options and 1,335 shares issuable upon exercise of restricted stock units.

(5)	Includes 17,514 performance shares, 31,859 shares issuable upon exercise of stock options and 1,460 shares issuable upon exercise of restricted stock units.

(6)	Includes 50,663 performance shares and 2,752 shares issuable upon exercise of restricted stock units.

(7)	Includes 25,383 performance shares and 1,314 shares issuable upon exercise of restricted stock units.

(8)	Includes 19,957 performance shares and 1,084 shares issuable upon exercise of restricted stock units.

(9)	Includes 7,325 shares issuable upon exercise of restricted stock units.

(10)

Includes 248,417 performance shares, 49,281 shares issuable upon exercise of stock options and 57,274 shares issuable upon exercise of restricted stock units, but does not include shares of common stock beneficially owned by Messrs. Heller or Craddock, who are no longer executive officers of the Company.

(11)

Information shown is based solely on information reported by the filer on a Schedule 13G filed with the SEC on February 13, 2014, in which Deccan Value Investors L.P. (“Deccan”) reported that it and Vinit Bodas, the managing member of Deccan Value LLC, which is the general partner of Deccan, have shared dispositive power and shared voting power over 1,527,900 shares of common stock. The principal office address of Deccan and Mr. Bodas is One Fawcett Place, Greenwich, CT 06830.

(12)

Information shown is based solely on information reported by the filer on a Schedule 13G filed with the SEC on January 29, 2014, in which BlackRock, Inc. reported that it and its subsidiaries have sole voting power over 1,476,925 shares and sole dispositive power over 1,520,578 shares of common stock. The principal office address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(13)

Information shown is based solely on information reported by the filer on a Schedule 13G filed with the SEC on February 14, 2014, in which FMR LLC reported that it has sole dispositive power over 1,216,440 shares of common stock and sole voting power over 406,708 shares of common stock. FMR LLC reported that Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 809,838 shares of common stock outstanding as a result of acting as investment advisor to funds. Edward C. Johnson 3d and with FMR LLC, through its control of Fidelity, and the funds each has sole dispositive power over 809,838 shares of common stock. Members of the family of Edward C. Johnson, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisors, Inc., a wholly owned subsidiary of FMR LLC, and Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC, are the beneficial owners of 109 shares and 160,033 shares, respectively, of common stock outstanding as a result of serving as investment advisor to individuals, institutional accounts, non-U.S. mutual funds, or investment companies. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive and sole voting power over 160,033 of common stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 246,460 shares of common stock as a result of serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power and sole voting power over 246,460 shares owned by the institutional accounts managed by PGATC as reported above. The principal office address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(14)

Information shown is based solely on information reported by the filer on a Schedule 13G filed with the SEC on December 24, 2013, in which (a) Abrams Capital Partners II, L.P. reported that it has shared voting power and shared dispositive power with respect to 718,380 shares of common stock, (b) Abrams Capital, LLC reported that it has shared voting power and shared dispositive power with respect to 851,479 shares of common stock, and (c) Abrams Capital Management, LLC, Abrams Capital Management, L.P. and David Abrams each reported that it has shared voting power and shared dispositive power with respect to 903,795 shares of common stock. The shares reported for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II. Shares reported for Abrams Capital, LLC (“Abrams Capital”) represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner. Shares reported for Abrams Capital Management, L.P. (“Abrams CM LP”) and Abrams Capital Management, LLC (“Abrams CM LLC”) represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. Shares reported for Mr. Abrams represent the above-referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The principal office address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 21st Floor, Boston, MA 02116.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2013 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from Reporting Persons that all required reports had been filed, the Company believes that all Reporting Persons filed the required reports on a timely basis.

PROPOSAL 2    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the matter.

Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the fiscal year ended December 31, 2013, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 2 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

In addition to retaining PricewaterhouseCoopers LLP to audit our financial statements for fiscal 2013, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP in connection with services rendered during the last two fiscal years.

Fee Category	Fiscal 2013	Fiscal 2012
Audit Fees	$1,528,500	$2,473,000
Audit-Related Fees	42,072	--
Tax Fees	11,500	--
All Other Fees	--	--

Total	$1,582,072	$2,473,000

The amounts shown above do not include PwC fees and expenses of approximately $76,000 in 2013 paid by the Engility Master Savings Plan (the “MSP”) for the audit of its financial statements. These services were rendered by PwC to the MSP and were billed directly to, and paid directly by, the MSP. There were no corresponding PwC fees or expenses during 2012 as the first audit of the MSP following the Spin-Off occurred in 2013.

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, the review of the interim financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For 2013, such fees are for due diligence and related services in connection with evaluating potential acquisitions.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees consist of fees for services other than the services reported above.

In fiscal 2012 and fiscal 2013, no services other than those discussed above were provided by PricewaterhouseCoopers LLP.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be provided by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. PricewaterhouseCoopers LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Following consummation of our Spin-Off, all services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the NYSE listing standards (and who satisfy the heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NYSE.

AUDIT COMMITTEE DISCLOSURES

With respect to the fiscal year ended December 31, 2013, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with its independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” adopted by the Public Company Accounting Oversight Board.

3.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Engility Holdings, Inc.

Audit Committee

Charles S. Ream (Chairman)

Darryll J. Pines

William G. Tobin

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act, or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 3    ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in this proxy statement under the caption “Executive Compensation—Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly-qualified executives by providing total compensation for each position that our Board and Chief Executive Officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our NEOs to achieve performance metrics related to company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short-and long-term strategic plans and to align the interests of our NEOs with the long-term interests of our stockholders.

Stockholders are urged to read the CD&A contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “Executive Compensation—2013 Summary Compensation Table” and other related compensation tables and narrative disclosure which describe the compensation of our NEOs in fiscal 2013.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short-and long-term strategic objectives and that the compensation of our NEOs in fiscal 2013 reflects and supports these compensation policies and procedures.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is, hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 3 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

The Board unanimously recommends that stockholders vote “FOR” the non-binding, advisory vote on executive compensation.

GENERAL INFORMATION

OTHER BUSINESS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

Q.	How do I attend the 2014 Annual Meeting?

A.

We will be hosting the 2014 Annual Meeting of Stockholders at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, Virginia 20151. Stockholders of record as of the close of business on Tuesday, March 25, 2014, or their duly appointed proxies, may attend the meeting.

Street name holders (those whose shares are held through a broker or other nominee) should bring a copy of a brokerage statement reflecting their ownership of our common stock as of the Record Date. Space limitations may make it necessary to limit attendance to stockholders and valid picture identification may be required. Cameras, recording devices, and other electronic devices are not permitted at the Annual Meeting. Registration will begin at 8 a.m., local time, and the Annual Meeting will commence at 9 a.m., local time.

Q:	Who is entitled to vote?

A:

Only stockholders of record on our books at the close of business on Tuesday, March 25, 2014 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on March 25, 2014, we had 17,516,197 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 3750 Centerview Drive, Chantilly, Virginia 20151. If you would like to view the stockholder list, please call our Deputy General Counsel and Assistant Secretary, Jon Brooks, at (703) 708-1400 to schedule an appointment.

Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2013 are being made available to stockholders of record on or about April 11, 2014. We are making these materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about April 11, 2014, we mailed to all stockholders of record as of the Record Date the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

Q:	How do I vote?

A:

For Proposal 1 (election of two nominees as directors), you may vote “FOR” each of the nominees to the Board, or you may “WITHHOLD AUTHORITY.” A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) and Proposal 3 (non-binding, advisory vote on executive compensation) you may vote “FOR” or “AGAINST” each proposal or abstain from voting on the proposal.

Stockholders of Record:  If you are a stockholder of record, there are four ways to vote:

•	by voting in person at the Annual Meeting;

•	by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•	by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your Notice of Proxy Availability; or

•

by voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 21, 2014 to be counted.

Street Name Holders:  If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you hold your shares in street name, the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of two nominees as directors) and Proposal 3 (non-binding, advisory vote on executive compensation) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) is a discretionary item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1 and 3 but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1 or 3.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Submitting and Revoking Your Proxy

If you complete and submit a proxy, the persons named as proxies (Mark Stechschulte and Elizabeth Scott) will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•

FOR the election of Anthony Principi and David A. Savner as directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014 (Proposal 2); and

•	FOR the non-binding, advisory vote on the compensation of the Company’s NEOs as disclosed in this proxy statement (Proposal 3).

If other matters properly come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Q:	What if I change my mind after I vote my shares?

A:

You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person while attending the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to our General Counsel and Corporate Secretary at 3750 Centerview Drive, Chantilly, Virginia 20151. Attendance at the Annual Meeting will not itself be deemed to revoke your proxy unless you vote in person while attending the Annual Meeting. If you attend the Annual Meeting in person and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in street name, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Q:	How many shares must be present to hold the 2014 Annual Meeting?

A:

Presence by attendance at the Annual Meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Q:	How many votes are needed to approve each item?

A:

Proposal 1 (election of two nominees as directors) is an uncontested director election. Our Amended and Restated Bylaws require that each nominee be elected by a plurality of votes cast at any meeting for the election of directors at which a quorum is present. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

With respect to Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) and Proposal 3 (non-binding, advisory vote on executive compensation), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2 and 3. Broker non-votes will have no effect on the results of Proposal 3 because they are not considered shares entitled to vote. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” (or discretionary) item and brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions before the date of the Annual Meeting.

Q.	How do I submit a stockholder proposal for the 2015 Annual Meeting of Stockholders?

A:

The 2015 annual meeting of stockholders is expected to be held on May 22, 2015, although this date may change. Eligible stockholders interested in submitting a proposal, be it a nominee for director or otherwise, for inclusion in the proxy materials for the annual meeting of stockholders in 2015 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2015 annual meeting of stockholders, stockholder proposals must be received by the Company at 3750 Centerview Drive, Chantilly, Virginia 20151, addressed to the General Counsel and Corporate Secretary of the Company, not later than December 12, 2014. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2015 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s Amended and Restated Bylaws, summarized herein. In order for the proposal to be considered timely for the Company’s 2015 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 22, 2015 and not later than February 21, 2015); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least 10 days before the last date a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by the Company’s Amended and Restated Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Company’s secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Q:	Where do I find the voting results of the 2014 Annual Meeting?

A:

We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the Annual Meeting. You can also go to our website at www.engilitycorp.com to access the Form 8-K.

DELIVERY AND VIEWING OF PROXY MATERIALS

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.proxyvote.com, to register your consent to receive our annual report and this proxy statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the 2013 Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

ANNUAL REPORT

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, without exhibits. Please address all such requests to the attention of Thomas O. Miiller, General Counsel and Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151. Exhibits will be provided upon written request to Mr. Miiller and payment of an appropriate processing fee.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.engilitycorp.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail, Internet, or other electronic medium by certain of our directors, officers and regular employees, without additional compensation. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded. In addition, we have retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $10,000 plus reasonable out-of-pocket expenses.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER IN PERSON OR VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

Thomas O. Miiller,

Senior Vice President, General Counsel and Corporate Secretary

April 11, 2014

ENGILITY HOLDINGS, INC. 3750 CENTERVIEW DRIVE CHANTILLY, VA 20151

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Engility Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Engility Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71939-P46922                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENGILITY HOLDINGS, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors				☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Anthony Principi
	02)	David A. Savner
Vote on Proposals									For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014								☐	☐	☐
3.	Advisory vote to approve named executive officer compensation								☐	☐	☐
4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M71940-P46922

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) Mark Stechschulte and Elizabeth Scott, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Engility Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Daylight Time, on May 22, 2014, at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, VA 20151, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side